UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________________________________

SCHEDULE 14A

________________________________________

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No.    )

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

PERASO INC.
(Name of Registrant as Specified In Its Charter)

_____________________________________________________________________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

2033 Gateway Place, Suite 500
San Jose, CA 95110

Dear Stockholder:

You are cordially invited to attend the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of Peraso Inc. (the “Company”) to be held on September 10, 2026, at 9:00 a.m., Pacific Time. The Annual Meeting will be a virtual meeting of stockholders conducted via live audio webcast to enable our stockholders to participate from any location around the world. You will be able to attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/PRSO2026.

The matters expected to be acted upon at the meeting are described in detail in the following notice of the 2026 Annual Meeting of Stockholders and proxy statement. It is important that your shares be represented and voted at the Annual Meeting. Whether you plan to virtually attend the Annual Meeting or not, it is important that you promptly register your vote in accordance with the instructions set forth on the enclosed proxy card to ensure your proper representation. Returning the proxy does not deprive you of your right to virtually attend the Annual Meeting. If you decide to virtually attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting at the meeting.

Sincerely,
/s/ Ronald Glibbery
Ronald Glibbery
Chief Executive Officer

First mailed to stockholders
on or about August 10, 2026

YOUR VOTE IS IMPORTANT. PLEASE REMEMBER TO PROMPTLY RETURN YOUR PROXY.

NOTICE OF 2026 ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Peraso Inc.:

NOTICE IS HEREBY GIVEN that the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of Peraso Inc., a Delaware corporation (the “Company,” “we,” “us” or “our”), will be held September 10, 2026, at 9:00 a.m. Pacific Time, in a virtual meeting format, for the following purposes:

(1)    To elect four members of our board of directors to hold office until the next annual meeting of stockholders or until their respective successors have been elected and qualified. The nominees are Ronald Glibbery, Cornelis Links, Andreas Melder and Robert Newell;

(2)    To ratify the appointment of Weinberg & Company, P.A. as our independent registered public accounting firm for the fiscal year ending December 31, 2026;

(3)    To approve the amendment of the Amended and Restated 2019 Stock Incentive Plan (the “2019 Plan”) to increase the number of shares currently reserved for issuance thereunder by 1,500,000 shares;

(4)    To approve, on an advisory basis, the compensation of our named executive officers as described in this Proxy Statement;

(5)    To approve for purposes of complying with Section 5635(d) of the Listing Rules (the “Nasdaq Listing Rules”) of the Nasdaq Stock Market LLC, the issuance of shares of our common stock, to Roth Principal Investments, LLC (“Roth Principal Investments”) pursuant to the terms of the Common Stock Purchase Agreement, dated as of June 30, 2026 (the “Common Stock Purchase Agreement”), between us and Roth Principal Investments, in an amount that may equal or exceed 20% of the total shares of our common stock outstanding immediately prior to the entry into the Purchase Agreement (the “Nasdaq 20% Cap Removal Proposal”);

(6)    To approve one or more adjournments of the Annual Meeting in certain circumstances; and

(7)    To transact such other business as may properly come before the Annual Meeting or any adjournment of the Annual Meeting.

The foregoing items of business are more fully described in the proxy statement accompanying this notice. Only stockholders of record at the close of business on July 20, 2026 are entitled to notice of and to vote at the Annual Meeting, or at any adjournment thereof. A list of such stockholders will be available for inspection.

You are cordially invited to attend the virtual Annual Meeting, which will be held via a live audio webcast. However, to ensure that you are represented at the Annual Meeting, please vote your shares by submitting instructions for proxy voting via the Internet, by phone, or by signing, dating and returning the proxy card in accordance with the instructions set forth on the enclosed proxy card at your earliest convenience. If you wish to submit your proxy by mail, a return addressed envelope is enclosed for your convenience. Your proxy is revocable in accordance with the procedures set forth in the proxy statement.

BY ORDER OF THE BOARD OF DIRECTORS
/s/ Ronald Glibbery
Ronald Glibbery
Chief Executive Officer

San Jose, California
August 10, 2026

2033 Gateway Place, Suite 500
San Jose, California 95110

PROXY STATEMENT

GENERAL INFORMATION

This proxy statement is furnished in connection with the solicitation by the board of directors of Peraso Inc., a Delaware corporation, of proxies, in the accompanying form, to be used at the 2026 annual meeting of stockholders (the “Annual Meeting”) to be held virtually on September 10, 2026, at 9:00 a.m., Pacific Time, and any adjournments or postponements of the Annual Meeting. Unless the context otherwise requires, the “Company,” “Peraso,” “we,” “us” and similar terms refer to Peraso Inc. The Annual Meeting will be conducted virtually and held at the same time and on the same date as indicated above, via a live audio webcast.

This proxy statement and the accompanying proxy card are being mailed on or about August 10, 2026 to all stockholders entitled to notice of and to vote at the Annual Meeting.

EXPLANATORY NOTE

On September 15, 2021, the Company (formerly known as MoSys, Inc.) and its subsidiaries, 2864555 Ontario Inc. (“Canco”) and 2864552 Ontario Inc. (“Callco”), both Ontario corporations, entered into an Arrangement Agreement (the “Arrangement Agreement”) with Peraso Technologies Inc., an Ontario corporation headquartered in Toronto, Canada (“Peraso Tech” and, together with the Company, Callco and Canco, the “Parties”), to acquire all of the outstanding common shares of Peraso Tech by way of a statutory plan of arrangement (the “Arrangement”) under the Business Corporations Act (Ontario), on and subject to the terms and conditions of the Arrangement Agreement, as amended. Pursuant to the completion of the Arrangement, each share of Peraso Tech common stock that was issued and outstanding immediately prior to December 17, 2021 was converted into the right to receive 0.045239122387267 newly issued shares of common stock of the Company or shares of Canco, which are exchangeable for shares of the Company’s common stock (“Exchangeable Shares”) at the election of each former Peraso Tech stockholder. In addition, all of Peraso Tech’s outstanding stock options and other securities exercisable or exchangeable for, or convertible into, and any other rights to acquire shares of Peraso Tech common stock were exchanged for securities exercisable or exchangeable for, or convertible into, or other rights to acquire the Company’s common stock. On December 17, 2021, following the satisfaction of the closing conditions set forth in the Arrangement Agreement, the Arrangement was completed, and we changed our name from MoSys to “Peraso Inc.” and began trading on the Nasdaq Stock Market LLC (“Nasdaq”), under the symbol “PRSO.”

QUORUM AND VOTING RIGHTS

The presence during the Annual Meeting or by proxy of holders of at least one-third of the outstanding shares entitled to vote on the record date constitutes a quorum for purposes of voting on a particular matter and conducting business at the meeting. We currently have three classes of stock issued and outstanding: common stock, Series A Special Voting Preferred Stock and Exchangeable Shares. Each share of common stock entitles its holder to one vote. The single outstanding share of Series A Special Voting Preferred Stock is entitled to vote one vote plus the number of Exchangeable Shares of Canco, outstanding as of the record date, pursuant to a Voting and Exchange Agency Agreement (the “Voting and Exchange Agency Agreement”) by and between us (then MoSys, Inc.), Canco and the agent thereunder (the “Agent”). If a quorum is not present at the Annual Meeting, the stockholders present in person or by proxy may adjourn the meeting to a later date in accordance with Proposal No. 6 hereof, or the Annual Meeting’s chair may also adjourn the meeting in accordance with Article II, Section 2.7 of our amended and restated bylaws (the “bylaws”). In accordance with Article II, Section 2.8 of the bylaws, if an adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, we will provide notice of the adjourned meeting to each stockholder of record entitled to vote at the meeting.

SOLICITATION AND VOTING PROCEDURES

Shares represented by valid proxies in the accompanying form received in time for use at the Annual Meeting and not revoked at or prior to the Annual Meeting will be voted as discussed below. The presence, by proxy, of the holders of at least one-third of the outstanding shares of our common stock and Exchangeable Shares is necessary to constitute a quorum at the Annual Meeting. Holders of our common stock and Exchangeable Shares are entitled to one vote per share on all matters. To vote by proxy, a stockholder must mark, sign and date the enclosed proxy card and mail it to Broadridge Financial Solutions Inc. (“Broadridge”) or submit voting instructions electronically by using the telephone or Internet and following the instructions provided on the proxy card. An automated system administered by Broadridge tabulates stockholder votes submitted by proxy, and an officer of ours will tabulate votes cast at the Annual Meeting.

The voting requirements for the proposals that we will consider at the Annual Meeting are:

•        Proposal 1 — Election of Directors.    Directors are elected by a plurality, and the four directors who receive the most votes will be elected to our board of directors. Shares represented by properly completed and timely submitted proxies will be voted “FOR” the election of the nominees listed in the notice of the Annual Meeting, unless authority to do so is specifically withheld. If any nominee declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election (although we know of no reason to anticipate that this will occur), the proxies may be voted for such substitute nominees as the board of directors may designate.

•        Proposal 2 — Ratification of Appointment of Weinberg & Company, P.A. as Independent Registered Public Accounting Firm.    An affirmative vote of the holders of a majority of the shares present or represented by proxy and entitled to vote on such matter is necessary for approval of this proposal.

•        Proposal 3 — Amendment of the Amended and Restated 2019 Stock Incentive Plan to Increase the Number of Shares of Common Stock Reserved for Issuance Thereunder by 1,500,000 Shares.    An affirmative vote of the holders of a majority of the shares present or represented by proxy and entitled to vote on this matter will constitute approval of this proposal.

•        Proposal 4 — Approval, on an advisory basis, of our named executive officer compensation, as described in this Proxy Statement.    An affirmative vote of the holders of a majority of the shares present or represented by proxy and entitled to vote on this matter will constitute approval of this proposal.

•        Proposal 5 — To approve the Nasdaq 20% Cap Removal Proposal.    An affirmative vote of the holders of a majority of the shares present or represented by proxy and entitled to vote on this matter will constitute approval of this proposal.

•        Proposal 6 — Approval of One or More Adjournments of the Annual Meeting.    An affirmative vote of the holders of a majority of the shares present or represented by proxy and entitled to vote on this matter will constitute approval of this proposal.

Abstentions and Broker Non-Votes.    Brokers holding shares in street name for customers have discretionary authority to vote on some matters when they have not received instructions from the beneficial owners of shares. Under the Delaware General Corporation Law (“DGCL”), an abstaining vote and a broker “non-vote” will be counted as present and, therefore, included for purposes of determining whether a quorum of shares is present at the Annual Meeting. A broker “non-vote” occurs when a broker or other nominee holding shares for a beneficial owner signs and returns a proxy with respect to shares of common stock held in a fiduciary capacity (typically referred to as being held in “street name”), but does not vote on a particular matter due to a lack of discretionary voting power and instructions from the beneficial owner. Under rules governing voting with respect to shares held in street name, brokers have the discretion to vote such shares on routine matters but not on non-routine matters. At the Annual Meeting, we believe that Proposal No. 2 (the ratification of appointment of Weinberg & Company, P.A. as our independent registered public accounting firm for the 2026 audit) and Proposal No. 6 (approval of one or more adjournments of the Annual Meeting) are routine matters under these rules. As such, brokers that do not receive instructions from the beneficial owners of the shares should be entitled to vote in their discretion on Proposal Nos. 2 and 6.

Broker non-votes are considered present but not entitled to vote on any non-routine matters. Because broker non-votes are excluded from the tabulation of votes cast on each non-routine proposal they will not affect the outcome of the vote on any of the proposals at the Annual Meeting as to which the brokers lack voting discretion. Abstentions are counted as present and entitled to vote for purposes of establishing a quorum. An abstention will have no effect on the election of directors under Proposal No. 1. However, an abstention will have the same effect as a vote “against” the ratification of the appointment by the Audit Committee of Weinberg & Company, P.A. as our independent registered public accounting firm for the 2026 audit (Proposal No. 2), the approval to increase the number of shares of common stock reserved for issuance under the 2019 Plan (Proposal No. 3), the advisory vote to approve the compensation of our named executive officers (Proposal No. 4), the approval of the Nasdaq 20% Cap Removal Proposal (Proposal No. 5), and the approval of one or more adjournments of the Annual Meeting (Proposal No. 6), because a vote in favor of these proposals from a majority of the shares present or by proxy and entitled to vote on such matter is needed for approval.

Special Note Regarding Shares Held in Broker Accounts.    If you hold your shares through a broker, bank or other nominee, it is critical that you submit a legal proxy or voting instructions if you want your shares to be counted. If you hold your shares through a bank, broker or other nominee, and you do not submit a proxy or otherwise instruct your bank, broker or other nominee how to vote in the election of directors, no votes will be cast on your behalf on Proposal Nos. 1, 3, 4 and 5. If you submit a signed proxy, but do not provide voting instructions, your bank, broker or other nominee will have discretion to vote uninstructed shares on the ratification of our independent registered public accounting firm (Proposal No. 2) and approval of one or more adjournments of the Annual Meeting (Proposal No. 6), and your shares may still be counted for purposes of determining if a quorum is present.

All proxies will be voted as specified on the proxy cards submitted by stockholders, if the proxy card is properly executed or electronically submitted and is received by us prior to the close of voting at the Annual Meeting or any adjournment or postponement of the Annual Meeting. Our chief executive officer, Ronald Glibbery, and our chief financial officer, James Sullivan, have been designated as proxy holders for the Annual Meeting. If no choice has been specified, a timely returned and properly executed or electronically submitted proxy card will be voted in accordance with management’s recommendations on the proposals, which are described in detail elsewhere in this proxy statement, except with respect to broker non-votes.

Holders of Exchangeable Shares.    Holders of Exchangeable Shares are receiving these proxy materials in accordance with the provisions of the Exchangeable Shares and the Voting and Exchange Agency Agreement. The Exchangeable Shares are exchangeable for shares of our common stock on a one-for-one basis. In accordance with the Voting and Exchange Agency Agreement, holders of Exchangeable Shares are effectively provided with voting rights for each Exchangeable Share that are nearly equivalent to the voting rights applicable to a share of our common stock, and holders are entitled to instruct the Agent as to how to vote their Exchangeable Shares. The Agent holds one share of our Series A Special Voting Preferred Stock designated as the “Special Voting Share.” The Special Voting Share entitles the Agent to vote on matters in which holders of shares of our common stock are entitled to vote. The Special Voting Share is entitled to a number of votes equal to the number of Exchangeable Shares outstanding and eligible to vote on the record date for determining holders of our common stock entitled to vote and for which the Agent has received voting instructions from the holders of such Exchangeable Shares. The Special Voting Share votes, together with the holders of our common stock, as a single class.

Record Date.    The close of business on July 20, 2026 has been fixed as the record date of the Annual Meeting, and only record holders and beneficial owners who held shares of our common stock and Exchangeable Shares on the record date, or their duly authorized proxies, may attend the Annual Meeting. As of July 20, 2026, we had 15,051,883 shares of common stock and 23,158 Exchangeable Shares issued and outstanding and entitled to vote at the Annual Meeting. The amounts eligible to vote exclude 12,593 shares of our common stock and 32,828 Exchangeable Shares, which are subject to escrow under the Arrangement Agreement and are not entitled to vote at the Annual Meeting. As of July 20, 2026, Canco is the holder of our Exchangeable Shares, entitling the single share of Series A Special Voting Preferred Stock to cast up to 23,158 votes to be voted pursuant to the Voting and Exchange Agency Agreement.

Proxy Solicitation.    The cost of soliciting proxies, including expenses incurred in connection with preparing and mailing this proxy statement and the proxy card and maintaining the Internet access for such materials and the submission of proxies will be borne by us. Copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners of our common stock. We will reimburse brokerage firms and other persons representing beneficial owners of common stock for their expenses in forwarding proxy material to such beneficial owners. Solicitation of proxies by mail may be supplemented by telephone, electronic facsimile transmission and other electronic means, and personal solicitation by our directors, officers or employees. No additional compensation will be paid to directors, officers or employees for such solicitation. We have retained Broadridge to assist in the distribution of proxies for a fee estimated to be approximately $50,000, including estimated mailing and printing costs. In addition, we have retained Campaign Management, LLC (“Campaign Management”) as our strategic shareholder advisor and proxy solicitation agent in connection with the solicitation of proxies for the Annual Meeting at an initial approximate cost of $12,000, plus reimbursement of expenses. If you have any questions or require any assistance with completing your proxy, please contact Campaign Management by telephone toll-free +1 (855) 422-1042 or collect outside North America at +1 (212) 632-8422, or by email at info@campaign-mgmt.com.

Copies of our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 30, 2026 (the “2025 Annual Report”), are being mailed to stockholders with this proxy statement, and these documents can also be viewed at www.proxyvote.com and on the investor relations section of our website, www.perasoinc.com. Additional copies of our 2025 Annual Report, excluding exhibits, may be obtained by any stockholder, without charge, by sending an e-mail to priv_ir@perasoinc.com or by written request addressed to: Peraso Inc., 2033 Gateway Place, Suite 500, San Jose, California 95110, Attention: Investor Relations.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE STOCKHOLDER MEETING TO BE HELD SEPTEMBER 10, 2026

This proxy statement, the proxy card and our 2025 Annual Report are available at www.proxyvote.com.

Voting Shares Registered in the Name of a Broker, Bank or Other Agent and Exchangeable Shares

Holders of Exchangeable Shares and holders of common stock who have their shares in “street name,” meaning the name of a broker or other nominee who is the record holder, must either direct the record holder of their shares to vote their shares or obtain a proxy from the record holder to vote their shares at the Annual Meeting. Stockholders who have their shares in street name may also attend the Annual Meeting, however, because such stockholders are not the stockholders of record, they may not vote their shares at the Annual Meeting unless they request and obtain a valid proxy (sometimes referred to as a “legal proxy”) from their broker or other nominee who is the record holder.

Holders of shares of our common stock and Exchangeable Shares may vote their shares by:

•        By virtually attending the Annual Meeting and voting;

•        By MAIL — Mark, sign and date your proxy card and return it in the postage-paid envelope provided;

•        By INTERNET — www.proxyvote.com. Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

•        By PHONE — 1-800-690-6903. Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

If you vote your shares by Internet or by phone, you do not need to mail back your proxy card.

REVOCABILITY OF PROXIES

If you are a stockholder of record, once you have submitted your proxy by mail, telephone or internet, you may revoke it at any time before it is voted at the Annual Meeting. You may revoke your proxy in any one of the following ways:

•        You may submit another proxy marked with a later date (which automatically revokes your earlier proxy) by mail or telephone or via the internet by the applicable deadline as described above;

•        You may provide written notice that you wish to revoke your proxy to Peraso Inc., 2033 Gateway Place, Suite 500, San Jose, California 95110, Attention: Secretary, by no later than the close of business on September 9, 2026; or

•        You may attend the Annual Meeting and submit your vote live via the internet. Attendance at the Annual Meeting live via the internet will not, by itself, cause your previously granted proxy to be revoked.

If you are a beneficial owner holding shares in “street name,” you may change your vote by submitting new voting instructions to your broker, bank or other agent in accordance with the instructions they provided (see “Voting Shares Registered in the Name of a Broker, Bank or Other Agent and Exchangeable Shares” above).

If you have any questions or need assistance voting your shares, please contact our proxy solicitor, Campaign Management:

Strategic Stockholder Advisor and Proxy Solicitation Agent

+1 (212) 632-8422 (Main)
Shareholders Call Toll-Free: +1 (855) 422-1042
Email: info@campaign-mgmt.com

BOARD OF DIRECTORS

Directors

Our bylaws provide that the number of directors is determined by resolution of the board of directors and can be changed by approval of the stockholders or a majority of the directors. Our board of directors currently consists of five directors; however, given that Daniel Lewis is retiring and will not stand for re-election as a director of the Company at the Annual Meeting, we have four director nominees. Each director nominee is elected to serve until the next annual meeting of stockholders and until the election and qualification of his or her successor or his or her earlier resignation or removal.

The names of our directors and certain information about each of them are set forth below.

Name	Age	Position(s) with the Company
Ronald Glibbery	65	Chief Executive Officer and Director
Daniel Lewis(1)	77	Director
Cornelis Links(2)	69	Director
Andreas Melder(2)(3)	67	Director
Robert Y. Newell(2)(3)	78	Director

____________

(1)      Daniel Lewis is retiring and will not stand for re-election as a director of the Company at the Annual Meeting. Mr. Lewis will continue to serve as a director until the expiration of his current term at the Annual Meeting.

(2)      Member of Audit Committee.

(3)      Member of Compensation Committee.

The principal occupations and positions for at least the past five years of our director nominees are described below. There are no family relationships among any of our directors or executive officers.

Ronald Glibbery.    Mr. Glibbery was appointed as our chief executive officer and to our board of directors in December 2021. He founded Peraso Technologies Inc. (Peraso Tech) in 2008 and served as its chief executive officer. In June 2020, Peraso Tech applied for and obtained an order under the Companies’ Creditors Arrangement Act (the CCAA), providing certain relief. Pursuant to the Initial Order issued by the Ontario Superior Court of Justice (Commercial List) (the Court), Ernst & Young Inc. was appointed as the Monitor of Peraso Tech. In addition, the Monitor, in its capacity as Foreign Representative, filed a voluntary petition in the United States under Chapter 15 of the U.S. Bankruptcy Code, seeking recognition of the CCAA proceeding. In October 2020, the Court granted an order authorizing the termination of Peraso Tech’s CCAA proceedings upon the completion of certain defined steps. In December 2020, the United States Bankruptcy Court for the Southern District of New York issued an Order that: (i) recognized and gave full force and effect in the United States to the Court’s order approving the Settlement Agreement; and (ii) terminated the Chapter 15 Proceedings. Mr. Glibbery has over 25 years of experience in the semiconductor industry. Prior to co-founding Peraso Tech, Mr. Glibbery held executive positions at Kleer Semiconductor, a fabless semiconductor company focused on wireless audio technology and Intellon Corporation (Intellon), a pioneer and leader in the development of semiconductor devices used for powerline communications. He has held other executive roles at Cogency Semiconductor, LSI Logic Canada, Inc. and LSI Logic Corporation. Mr. Glibbery holds a B.E.Sc. in Electrical and Electronics Engineering from the University of Western Ontario. We believe that Mr. Glibbery’s qualifications to serve on the board of directors include his service as an officer of ours and his extensive general management and technical expertise in the semiconductor industry, as well as his experience as a chief executive officer.

Cornelis Links.    Mr. Links was appointed to our board of directors in December 2025. Since January 2024, Mr. Links has served as chief executive officer of SuperLight Photonics B.V., a Netherlands-based photonics semiconductor company engaged in the development of broadband light sources for imaging applications that was declared bankrupt in September 2025; following a restructuring, the company restarted under the name Integrated Laser Photonics B.V. in October 2025. In 2004, Mr. Links founded GreenPeak Technologies B.V., a fabless semiconductor company focused on low-power wireless solutions for smart-home and Internet of Things (IoT) applications, and served as its chief executive officer until the company was acquired by Qorvo, Inc. in 2016. Following the acquisition, he served in leadership roles at Qorvo, Inc. involving Wi-Fi and IoT technology integration and related strategic initiatives. Prior to founding GreenPeak Technologies B.V., Mr. Links held various management and technical positions at other technology companies including NCR Corporation, AT&T, Lucent Technologies and Agere Systems. Mr. Links holds an M.Sc. degree in Applied Mathematics and a B.Sc. degree in

Electrical Engineering from the University of Twente in the Netherlands. We believe that Mr. Links’ qualifications to serve on the board of directors include his extensive business experience, having held senior management positions at several companies in the field of wireless business communications, which brings strategic and operational insight to the board of directors.

Andreas Melder.    Mr. Melder was appointed to our board of directors in December 2021. He is a veteran technology executive in the semiconductor, communications and consumer electronics industries. In February 2021, Mr. Melder co-founded Cercle.ai, an AI technology company focused on advancing healthcare for women, and serves on its board of directors and, in October 2025, was appointed its chief executive officer. Previously, he served as vice president of business development at Gigle Networks, which was acquired in 2011 by Broadcom, where he continued to serve in executive marketing roles. Prior to Broadcom, Mr. Melder served as senior vice president of sales, marketing and business development for Intellon, which was acquired by Atheros Communications, Inc., which was subsequently acquired by Qualcomm Inc. (Qualcomm), and held similar positions with Atheros and Qualcomm. Previously, he was founder and vice president of marketing and business development for Microtune, a designer of RF integrated circuits and subsystem modules, which was acquired by Zoran Semiconductor, and vice president of sales and marketing for Tripath, an audio controller company acquired by Etelos. Additionally, Mr. Melder was a senior executive for companies that were acquired by Broadcom, Cirrus Logic and RFMD. Mr. Melder earned a B.S. in Electrical Engineering/Business from Carnegie-Mellon University and a M.S. in Electrical Engineering and Operations Research from Southern Methodist University. We believe that Mr. Melder’s qualifications to serve on the board of directors include his extensive business experience, having held senior management positions at several companies in the semiconductor, computer and networking industries. Additionally, he brings additional operational, and fund-raising expertise, and business development, mergers and acquisitions and public markets experience.

Robert Y. Newell.    Mr. Newell has served as a member of our board of directors since October 2018 and is currently a consultant and advisor to emerging technology and healthcare companies. He has held financial management positions for companies in Silicon Valley for over 25 years. From 2003 to 2018, Mr. Newell was chief financial officer of Dextera Surgical, Inc. (Dextera) a developer of advanced surgical stapling and medical devices. In December 2017, after entering into an agreement to sell substantially all of its assets, Dextera filed a voluntary petition for reorganization under Chapter 11 of Title 11 of the United States Code in the United States Bankruptcy Court for the District of Delaware. He served on the board of directors of ARI Network Services, a leading publicly traded supplier of SaaS and data as a service solutions. Previously, Mr. Newell served as chief financial officer of Omnicell, an automated medication and hospital supply management company, and prior to 2000, he held executive positions with the Beta Group and Cardiometrics. Prior to his business career, he was a pilot in the United States Air Force. Mr. Newell holds a B.A. in mathematics from the College of William & Mary and an MBA from Harvard Business School. We believe that Mr. Newell’s qualifications to serve on the board of directors include his substantial financial and public-company experience, as he has served as chief financial officer at multiple medical device and other technology companies. He also has previous experience serving as a director on public-company boards of directors.

CORPORATE GOVERNANCE

Director Independence

Our board of directors has determined that each of the current directors, with the exception of Mr. Glibbery, is “independent,” as defined by the Nasdaq listing rules and the rules and regulations of the Securities and Exchange Commission (the “SEC”). Our board of directors has a standing audit committee (the “Audit Committee”) and compensation committee (the “Compensation Committee”), each of which is comprised solely of independent directors in accordance with the Nasdaq listing rules. No director qualifies as independent unless the board of directors affirmatively determines that he has no direct or indirect relationship with us that would impair his independence. We independently review the relationship of the Company to any entity employing a director or on whose board of directors he is serving currently.

Audit Committee

Our board of directors established the Audit Committee for the purpose of overseeing the accounting and financial reporting processes and audits of our financial statements. The Audit Committee also is charged with reviewing reports regarding violations of our code of ethics and complaints with respect thereto, and internal control violations under our whistleblower policy are directed to the members of the Audit Committee. The responsibilities of our Audit Committee are described in the Audit Committee Charter adopted by our board of directors, a current copy of which can be found on the investors section of our website, www.perasoinc.com.

Cornelis Links, Andreas Melder and Robert Y. Newell are the current members of the Audit Committee. All are independent, as determined in accordance with Rule 5605(a)(2) of the Nasdaq listing rules and Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Mr. Newell serves as the chair and has been designated by the board of directors as the “audit committee financial expert,” as defined by Item 407(d)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”) and the Exchange Act. That status does not impose duties, liabilities or obligations that are greater than the duties, liabilities or obligations otherwise imposed on him as a member of the Audit Committee and the board of directors, however. The Audit Committee has delegated authority to Mr. Newell for review and pre-approval of services proposed to be provided by our independent registered public accounting firm.

Compensation Committee

Andreas Melder and Robert Y. Newell are the current members of the Compensation Committee, and Mr. Melder serves as the chair. The Compensation Committee is responsible for reviewing, recommending and approving our compensation policies and benefits, including the compensation of all of our executive officers and directors. Our Compensation Committee also has the principal responsibility for the administration of our equity plans. The responsibilities of our Compensation Committee are described in the Compensation Committee Charter adopted by our board of directors, a current copy of which can be found on the investors section of our website, www.perasoinc.com.

Nominations Process

We do not have a nominating committee, as we are a small company and currently only have five directors. Instead of having such a committee, historically, our board of directors has appointed all of the independent directors on our board to search for and evaluate qualified individuals to become nominees for director and board committee members. The independent directors recommend candidates for nomination for election or reelection at each annual meeting of stockholders and, as necessary, to fill vacancies and newly created directorships, and evaluate candidates for appointment to and removal from committees. The independent directors operate in this capacity under authority granted by resolution of the board of directors, rather than by charter.

When new candidates for our board of directors are sought, the independent directors evaluate each candidate for nomination as a director within the context of the needs and the composition of the board of directors as a whole. The independent directors conduct any appropriate and necessary inquiries into the backgrounds and qualifications of candidates. When evaluating director nominees, our board of directors generally seeks to identify individuals. with diverse, yet complementary business backgrounds. Although we have no formal policy regarding diversity, our directors consider both the personal characteristics and experience of director nominees, including each nominee’s independence, diversity, age, skills, expertise, time availability and industry background in the context of the needs of the board of directors and the Company. Further, when evaluating nominations, the board of directors also looks for depth and breadth of experience within our industry and otherwise, outside time commitments, special areas of expertise, accounting and finance knowledge, business judgment, leadership ability, experience in developing and assessing business strategies, corporate governance expertise, and for incumbent members of the board of directors, the past performance of the incumbent director. The board of directors believes that director nominees should exhibit proven leadership capabilities and experience at a high level of responsibility within their chosen fields and must have the experience and ability to analyze the complex business issues facing us, and specifically, the issues inherent in the semiconductor industry. In addition to business expertise, the board of directors requires that director nominees have the highest personal and professional ethics, integrity and values and, above all, are committed to representing the long-term interests of our stockholders and other stakeholders. To date, we have not paid any fee to a third party to assist in the process of identifying or evaluating director candidates. Our independent directors will consider candidates for nomination as director who are recommended by a stockholder and will not evaluate any candidate for nomination for director differently because the candidate was recommended by a stockholder. To date, we have not received or rejected any suggestions for a director candidate recommended by any stockholder or group of stockholders owning more than 5% of our common stock. The recommendation must include the information specified in our bylaws for stockholder nominees to be considered at an annual meeting, including the following:

•        The stockholder’s name and address and the beneficial owner, if any, on whose behalf the nomination is proposed;

•        The stockholder’s reason for making the nomination at the annual meeting, and the signed consent of the nominee to serve if elected;

•        The number of shares owned by, and any material interest of, the record owner and the beneficial owner, if any, on whose behalf the record owner is proposing the nominee;

•        A description of any arrangements or understandings between the stockholder, the nominee and any other person regarding the nomination; and

•        Information regarding the nominee that would be required to be included in our proxy statement by the rules of the SEC, including the nominee’s age, business experience for the past five years and any other directorships held by the nominee.

The information listed above is not a complete list of the information required by our bylaws. The secretary will forward any timely recommendations containing the required information to our independent directors for consideration.

Each of the candidates nominated for election to our board of directors was recommended by our independent directors.

Board of Directors Leadership Structure

Our bylaws provide the board of directors with flexibility to combine or separate the positions of chair of the board of directors and chief executive officer in accordance with its determination that utilizing one or the other structure is in the best interests of our company. Currently, the board of directors has not appointed a chair or lead independent director. From time to time, each of the independent directors works with our chief executive officer to perform a variety of functions related to our corporate governance, including coordinating activities of the board of directors, setting the agenda for meetings (in consultation with our chief executive officer, as necessary or appropriate) and ensuring adequate communication between the board of directors and management. Our Audit Committee oversees critical matters such as our relationship with our auditors, our financial reporting practices, system of disclosure controls and procedures and internal controls over financial reporting. Our Compensation Committee oversees our executive compensation program. Each of these committees consists entirely of independent directors.

Risk Oversight

The board of directors is actively involved in the oversight of risks — including strategic, credit, liquidity, operational and other risks — which could affect our business. The board of directors does not have a standing risk management committee and administers this oversight function directly through the board of directors as a whole and through its committees, which oversee risks relevant to their respective functions. For example, in addition to the oversight matters described in the preceding paragraph, the Audit Committee also assists the board of directors in its risk oversight function by reviewing and discussing with management our compliance with accounting principles and the treasury function, including management of our cash and investments. The Compensation Committee assists the board of directors in its risk oversight function by considering risks relating to the design of our executive compensation programs and arrangements and employee benefit plans. The full board of directors considers strategic risks and opportunities and receives reports from the committees regarding risk oversight in their areas of responsibility as necessary. The board of directors and each committee administers its respective risk oversight function by evaluating management’s monitoring, assessment and management of risks, including steps taken to limit our exposure to known risks, through regular interaction with our senior management and in board and committee deliberations that are closed to members of management. The interaction with management occurs not only at formal board and committee meetings but also periodically through other written and oral communications.

Stockholder Communications with the Board of Directors

Stockholders who desire to communicate with the board of directors, or a specific director, may do so by sending the communication addressed to either the board of directors or any director, c/o Peraso Inc., 2033 Gateway Place, Suite 500, San Jose, California 95110. These communications will be delivered to the board of directors, or any individual director, as specified.

Annual Meeting Attendance

We have a policy of encouraging each director to attend the annual meeting of stockholders, but attendance is not required. All of our directors except one attended last year’s annual meeting.

Meetings of the Board of Directors and Committees

During 2025, there were 20 meetings of the board of directors, four meetings of the Audit Committee and two meetings of the Compensation Committee. Each director attended all of the meetings of the board of directors during 2025. Each director serving on the Audit Committee and Compensation Committee attended all of the meetings held. The board of directors, the Audit Committee and the Compensation Committee also acted at times by unanimous written consent, as authorized by our bylaws and the DGCL.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of ours. Directors, executive officers and greater than 10% holders are required by SEC regulation to furnish us with copies of all Section 16(a) reports they file. Based solely on our review of Forms 3 and 4 filed during 2025 (and any written representations to us by such persons), we believe that all directors, executive officers and 10% stockholders complied with all applicable Section 16(a) filing requirements during 2025, except that:

•        Mr. Links filed a late Form 3;

•        Mark Lunsford, our former vice president of sales, filed a late Form 4;

•        Mr. Lewis filed a late Form 4;

•        Ian McWalter, a former member of our board of directors, filed a late Form 4;

•        Mr. Melder filed a late Form 4; and

•        Mr. Newell filed a late Form 4.

Compensation Committee Interlocks and Insider Participation

During 2025, none of our executive officers served as a member of the board of directors or compensation committee of any entity that had one or more of its executive officers serving as a member of our board of directors or Compensation Committee. Messrs. Melder and Newell, the members of the Compensation Committee, were not officers or employees of ours during 2025 or at any other time.

Code of Ethics

We have adopted a code of ethics that applies to all of our employees and directors. The code of ethics is designed to deter wrongdoing and to promote, among other things, honest and ethical conduct, full, fair, accurate, timely, and understandable disclosures in reports and documents submitted to the SEC and other public communications, compliance with applicable governmental laws, rules and regulations, the prompt internal reporting of violations of the code to an appropriate person or persons identified in the code and accountability for adherence to such code.

The code of ethics is available on our website, www.perasoinc.com. If we make any substantive amendments to the code of ethics or grant any waiver, including any implicit waiver, from a provision of the code to our chief executive officer or chief financial officer, or persons performing similar functions, where such amendment or waiver is required to be disclosed under applicable SEC rules, we intend to disclose the nature of such amendment or waiver on our website.

Insider Trading Policy, Employee, Officer, and Director Hedging

We have adopted an insider trading policy that governs the purchase, sale, and other dispositions of our securities by directors, officers, employees and other covered persons, which policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and the Nasdaq listing standards applicable to us. As part of this policy, we prohibit all directors, officers or other employees from engaging in any short sales of our securities, transactions in puts, calls or other derivative securities on an exchange or in any other organized market and hedging transactions. A copy of our insider trading policy was filed as Exhibit 19.1 to the 2025 Annual Report.

DIRECTOR COMPENSATION

The following table summarizes the compensation awarded to, earned by or paid to our non-employee directors in the year ended December 31, 2025:

Name	Fee Compensation ($)	Restricted Stock Awards ($)(1)	All Other Compensation ($)	Total ($)
Robert Y. Newell	45,000	500	—	45,500
Ian McWalter(2)	44,000	—	—	44,000
Cornelis Links(3)	929	—	—	929
Andreas Melder	40,000	500	—	40,500
Daniel Lewis	35,000	500	—	35,500

____________

(1)      Dr. McWalter and Messrs. Newell, Melder and Lewis were each granted 500 restricted stock units on January 17, 2025. Award amounts reflect the aggregate grant date fair value as determined pursuant to FASB ASC Topic 718. For these restricted stock unit awards, the fair value is equal to the underlying value of the stock and is calculated using the closing price of our common stock on the award date. The actual value realized by a non-employee director related to restricted stock unit awards will depend on the market value of our common stock on the date the underlying stock is sold following vesting of the awards.

(2)      In connection with his planned retirement, Dr. McWalter did not stand for re-election upon the expiration of his term on December 22, 2025.

(3)      Mr. Links was appointed to our board of directors on December 22, 2025, effective immediately following our 2025 annual meeting of stockholders.

Director Fee Compensation

Under our Outside Director Compensation Plan (the “Director Plan”), we pay the following annual cash retainer fees, payable in quarterly installments, to our non-employee directors for their service on our board of directors and, as applicable, for service on committees of our board of directors:

•        $35,000 for service on the board of directors;

•        $8,000 for service as chairperson of the Audit Committee;

•        $3,000 for service as a member of the Audit Committee;

•        $6,000 for service as chairperson of the Compensation Committee; and

•        $2,000 for service as a member of the Compensation Committee.

Director Equity Compensation

Under the Director Plan, upon initial appointment to our board of directors, each non-employee director will receive a stock option with a value of $100,000, calculated by dividing the $100,000 by the closing trading price of our common stock on the date of grant. The initial stock option will have an exercise price equal to the closing price of our common stock on the date of grant and will vest as to one-third of the shares on the first annual anniversary of the grant and the remaining shares quarterly over the subsequent two years, provided the non-employee director continues to serve on the board of directors. In the event of a merger, sale of substantially all of our assets or similar transaction, vesting of all director options would accelerate as to 100% of the unvested shares subject to the award.

Non-employee directors will also receive an annual equity award of restricted stock units of common stock equal to $50,000 of value per non-employee director. The restricted stock unit award will be made upon initial appointment to our board of directors and then subsequently at the first scheduled meeting of the board of directors following our annual meeting of stockholders. The number of restricted stock units will be calculated by dividing $50,000 by the closing trading price of our common stock on the date of the award. Historically, annual equity awards for each non-employee director could not exceed 500 shares per year in accordance with the 2019 Plan, however in December 2025, our board of directors, upon recommendation of the Compensation Committee, approved an amendment to the 2019 Plan to remove the limits on the number of shares of the common stock subject to equity awards that may be granted to non-employee members of the Board. Each restricted stock unit award will vest in full on the earlier to occur of the next annual meeting of stockholders or the one-year anniversary of the award. All equity awards granted under the Director Plan are made from the 2019 Plan.

EXECUTIVE COMPENSATION — COMPENSATION DISCUSSION AND ANALYSIS

Overview of Compensation Program

The Compensation Committee of the board of directors has responsibility for establishing, implementing and monitoring adherence to our compensation philosophy. The board of directors has delegated to the Compensation Committee the responsibility for determining our compensation policies and procedures for senior management, including the named executive officers, periodically reviewing these policies and procedures, and making recommendations concerning executive compensation to be considered by the full board of directors, when such approval is required under any of our plans or policies or by applicable laws.

The compensation received by our named executive officers is set forth in the Summary Compensation Table, below. For 2025, our named executive officers included Ronald Glibbery, our chief executive officer, James Sullivan, our chief financial officer and secretary, and Bradley Lynch, our chief operating officer.

Compensation Philosophy

In general, our executive compensation policies are designed to recruit, retain and motivate qualified executives by providing them with a competitive total compensation package based in large part on the executive’s contribution to our financial and operational success, the executive’s personal performance and increases in stockholder value, as measured by the price of our common stock. We believe that the total compensation paid to our executives should be fair, reasonable and competitive.

We seek to have a balanced approach to executive compensation with each primary element of compensation (base salary, variable compensation and equity incentives) designed to play a specific role. Overall, we design our compensation programs to allow for the recruitment, retention and motivation of the key executives and high-level talent required in order for us to:

•        supply high-value and high-quality integrated circuit solutions to our current and prospective customer base;

•        achieve or exceed our annual financial plan and be profitable;

•        make continuous progression towards achieving our long-term strategic objectives to be a high-growth company with growing profitability; and

•        increase our share price to provide greater value to our stockholders.

Role of Executive Officers in Compensation Decisions

The chief executive officer (the “CEO”) makes recommendations for equity and non-equity compensation for executives to be approved by the Compensation Committee. The Compensation Committee reviews these guidelines annually. The CEO annually reviews the performance of our executives (other than himself) and presents his recommendations for proposed salary adjustments, bonuses and equity awards to the Compensation Committee once a year. In its discretion, the Compensation Committee may accept, modify or reject the CEO’s recommendations. The Compensation Committee evaluates the compensation of the CEO on its own without the participation or involvement of the CEO. Only the Compensation Committee and the board of directors are authorized to approve the compensation for any named executive officer. Compensation of new executives is based on hiring negotiations between the individuals and our CEO and/or Compensation Committee.

Elements of Compensation

Consistent with our compensation philosophy and objectives, we offer executive compensation packages consisting of the following three components:

•        base salary;

•        annual incentive compensation; and

•        equity awards.

In each fiscal year, the Compensation Committee determines the amount and relative weighting of each component for all executives, including the named executive officers. Base salaries are paid in fixed amounts and thus do not encourage risk taking. Our widespread use of long-term compensation, consisting of stock options and restricted stock units (the “RSUs”), focuses recipients on the achievement of our longer-term goals and conserves cash for other operating expenses. The equity awards granted to our executives generally vest over 36 months from the date of grant. The Compensation Committee does not believe that these awards encourage unnecessary or excessive risk taking because the ultimate value of the awards is tied to our stock price, and the use of multi-year vesting schedules helps to align our employees’ interests even more closely with those of our long-term investors.

Base Salary

Because our compensation philosophy stresses performance-based awards, base salary is intended to be a smaller portion of total executive compensation relative to long-term equity. The Compensation Committee takes into account the executive’s scope of responsibility and significance to the execution of our long-term strategy, past accomplishments, experience and personal performance and compares each executive’s base salary with those of the other members of senior management. The Compensation Committee may give different weighting to each of these factors for each executive, as it deems appropriate. The Compensation Committee did not retain a compensation consultant or determine a compensation peer group for 2025.

There were no changes to the annual base salaries of our executive officers in 2025.

Annual Incentive Compensation

There were no changes to the incentive compensation targets for our named executive officers in 2025.

Equity Awards

Although we do not have a mandated policy regarding the ownership of shares of common stock by officers and directors, we believe that granting equity awards to executives and other key employees on an ongoing basis gives them a strong incentive to maximize stockholder value and aligns their interests with those of our other stockholders on a long-term basis. Our Amended and Restated Peraso Inc. 2019 Stock Incentive Plan, as amended (the “2019 Plan”), which was approved by our stockholders and became effective in August 2019, enables us to grant equity awards, as well as other types of stock-based compensation, to our executive officers and other employees. The Compensation Committee reviews and approves all equity awards granted under the 2019 Plan to the named executive officers. We grant equity awards to achieve retention and motivation:

•        upon the hiring of key executives and other personnel;

•        annually, when we review progress against corporate and personal goals; and

•        when we believe that competitive forces or economic conditions threaten to cause our key executives to lose their motivation and/or where retention of these key executives is in jeopardy.

With the Compensation Committee’s approval, we grant equity awards to acquire shares of common stock when we initially hire executives and other employees, as a long-term performance incentive. The Compensation Committee has determined the size of the initial equity awards to newly hired executives with reference to equity awards held by existing executives, the percentage that such award represents of our total shares outstanding and hiring negotiations with the individual. In addition, the Compensation Committee would consider other relevant information regarding the size and type of compensation package considered necessary to enable us to recruit, retain and motivate the executive.

Typically, when we hire an executive, the equity awards vest over a three-year period. The options granted to executives in connection with annual performance reviews typically vest monthly over a three-year period, and RSUs granted typically vest over a period of three years, as the Compensation Committee may decide. As matters of policy and practice, we grant stock options with an exercise price equal to fair market value, although the 2019 Plan allows us to use a different exercise price. In determining fair market value, we use the closing price of the common stock on the Nasdaq on the grant date.

Historically, no executive has been eligible for an annual performance grant until the employee has been employed for at least six months. Annual performance reviews are generally conducted in the first half of each fiscal year. Our CEO conducts the performance review of all other executives, and he makes his recommendations to the Compensation Committee. The Compensation Committee also reviews the CEO’s annual performance and determines whether he should receive additional equity awards. Aside from equity award grants in connection with annual performance reviews, we do not have a policy of granting additional awards to executives during the year. The board of directors and Compensation Committee have not adopted a policy with respect to setting the dates of award grants relative to the timing of the release of material non-public information. Our policy with respect to prohibiting insider trading restricts sales of shares during specified black-out periods, including at all times that our insiders are considered to possess material non-public information.

In determining the size of equity awards in connection with the annual performance reviews of our executives, the Compensation Committee takes into account the executive’s current position with and responsibilities to us, and current and past equity awards to the executive.

During 2025, we granted equity awards to our named executive officers.

Going forward, we intend to continue to evaluate and consider equity grants to our executives on an annual basis. We expect to consider potential equity awards for executives at the same time as we annually review our employees’ performance and determine whether to award grants for all employees.

Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, and Item 402(v) of Regulation S-K, which was adopted by the SEC in 2022, the Company is providing the following information regarding the relationship between “compensation actually paid” (“CAP”) to our principal executive officer (“PEO”) and non-PEO named executive officers (“NEOs”) and certain financial performance of the Company for the fiscal years listed below.

	Ronald Glibbery – PEO		Non-PEO NEOs		Value of Initial Fixed $100 Investment Based on Total Shareholder Return (“TSR”)(5)	Net Loss (thousands)(6)
Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(2)	Average Summary Compensation Table Total for Non-PEO NEOs(3)	Average Compensation Actually Paid to Non-PEO NEOs(4)
2025	$499,000	$522,875	$389,000	$408,503	$(97.02)	$(4,753)
2024	$400,000	$356,170	$285,000	$250,459	$(96.03)	$(10,728)
2023	$400,000	$305,875	$290,000	$354,460	$(61.70)	$(16,795)

____________

(1)      Represent the amounts of total compensation reported for our PEO, Ronald Glibbery, during each corresponding year in the “Total” column of the Summary Compensation Table below.

(2)      Represents the amount of “compensation actually paid” to our PEO, as computed in accordance with Item 402(v) of Regulation S-K, with the following adjustments:
Year	Summary Compensation Table Total for Ronald Glibbery	Reported Value of Equity Awards for Ronald Glibbery	Fair Value as of Year-End for Awards Granted During the Year	Fair Value Year-over-Year increase or decrease in Unvested Awards Granted in Prior Years	Fair Value of Awards Granted and Vested During the Year	Fair Value Increase or Decrease from Prior Year End for Awards that Vested During the Year	Compensation Actually Paid to Ronald Glibbery
2025	$499,000	$(99,000)	$91,982	$—	$30,893	$—	$522,875
2024	$400,000	—	—	$(18,670)	$2,177	$(27,337)	$356,170
2023	$400,000	—	—	$(78,663)	$29,514	$(44,976)	$305,875

(3)      Represents the average of the amounts reported for our NEOs as a group (excluding our PEO) in each applicable year in the “Total” column of the Summary Compensation Table below. For 2025, this consisted of James Sullivan and Bradley Lynch, for 2024, this consisted of James Sullivan, Bradley Lynch and Mark Lunsford, for 2023, this consisted of James Sullivan and Bradley Lynch (the “Non-PEO NEOs”).

(4)      Represents the average amount of “compensation actually paid” to the Non-PEO NEOs, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average compensation earned or paid to the Non-PEO NEOs during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the Non-PEO NEOs for each year:

Year	Summary Compensation Table Total for Non-PEO NEOs	Reported Value of Equity Awards for Non-PEO NEOs	Fair Value as of Year-End for Awards Granted During the Year	Fair Value Year-over-Year Increase or Decrease in Unvested Awards Granted in Prior Years	Fair Value of Awards Granted and Vested During the Year	Fair Value Increase or Decrease from Prior Year End for Awards that Vested During the Year	Average Compensation Actually Paid to Non-PEO NEOs
2025	$389,000	$(99,000)	$91,982	$(1,112)	$30,893	$(3,260)	$408,503
2024	$285,000	—	—	$(15,228)	$3,260	$(22,573)	$250,459
2023	$290,000	—	—	$16,341	$25,833	$22,286	$354,460

(5)      TSR is cumulative for the measurement periods beginning on December 31, 2022 and ending on December 31 of each of 2025, 2024 and 2023, respectively, calculated by dividing the difference between our share price at the end and the beginning of the measurement period by our share price at the end of the measurement period. No dividends were paid in 2025, 2024 or 2023.

(6)      The dollar amounts reported represent the amount of net loss reflected in our consolidated audited financial statements for the applicable years.

The illustrations below provide an additional graphical description of CAP compared to both our cumulative “Total Shareholder Return” (TSR) and our net loss. As the illustrations show, the compensation actually paid to our PEO and the average amount of compensation actually paid to our non-PEO NEOs during the periods presented are not directly correlated with TSR. We do utilize several performance measures to align executive compensation with our performance, but those tend not to be financial performance measures, such as TSR. Compensation actually paid is influenced by numerous factors including, but not limited to, the timing of new grant issuances and award vesting, NEO mix, share price volatility during the fiscal year, our mix of performance metrics and other factors.

____________

*        All information provided above under the “Pay Versus Performance” heading will not be deemed to be incorporated by reference in any filing of ours under the Securities Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Accounting and Tax Considerations

Our Compensation Committee has reviewed the impact of tax and accounting treatment on the various components of our executive compensation program. Section 162(m) of the Internal Revenue Code, as amended (the “Code”), generally disallows a tax deduction to publicly-held companies for compensation paid to “covered” executive officers, to the extent that compensation paid to such an officer exceeds $1 million during the taxable year. The Tax Cuts and Jobs Act repealed the performance-based exception to the deduction limit for remuneration that is deductible in tax years commencing after December 31, 2017. However, certain remuneration is specifically exempt from the deduction limit under a transition rule to the extent that it is “performance-based,” as defined in Section 162(m) of the Code, and subject to a “written binding contract” in effect as of November 2, 2017 that is not later modified in any material respect. We endeavor to award compensation that will be deductible for income tax purposes, though other factors will also be considered. None of the compensation paid to our covered executive officers for the year ended December 31, 2025 that would be taken into account for purposes of Section 162(m) exceeded the $1 million limitation. Because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) of the Code and the regulations issued thereunder, including the uncertain scope of the transition relief under the Tax Cuts and Jobs Act, no assurance can be given that compensation intended to satisfy the requirements for exemption from Section 162(m) of the Code in fact will satisfy such requirements. Our Compensation Committee may authorize compensation payments that do not comply with the exemptions to Section 162(m) when we believe that such payments are appropriate to attract and retain executive talent.

Say-on-Pay and Say-on-Frequency

We gave our stockholders an opportunity to provide feedback on our executive compensation through an advisory vote at our 2023 annual meeting of stockholders, which was held on December 15, 2023 (the “2023 Meeting”). Stockholders were asked to approve, on an advisory basis, the compensation paid to our named executive officers. A majority of stockholders indicated approval of the compensation of the named executive officers, with approximately 81% of the shares that voted on such matter voting in favor of the proposal. Additionally, at the 2023 Meeting, stockholders were asked to approve, on an advisory basis, in favor of having a stockholder vote to approve the compensation of our named executive officers every three years. A majority of stockholders indicated approval of having a stockholder vote to approve the compensation of our named executive officers every three years, with approximately 71% of the shares that voted on such matter voting in favor of the proposal. Based on these results and consistent with the previous recommendation and determination of our board of directors, we have held non-binding advisory votes on executive compensation every three years. At the Annual Meeting, our stockholders will again be provided an opportunity to provide feedback on our executive compensation, as further described in Proposal No. 4 below.

In light of the results of the advisory vote, the Compensation Committee continued to apply principles that were substantially similar to those applied historically in determining compensation policies and decisions and did not make any significant changes to executive compensation decisions and policies with respect to 2022 executive compensation. The Compensation Committee will consider the results of the current advisory votes in its compensation policies and decisions.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis provisions to be included in our proxy statement for the Annual Meeting. Based on this review and discussion, the Compensation Committee has recommended to the board of directors that the Compensation Discussion and Analysis be included in our proxy statement for the Annual Meeting.

The Compensation Committee of the Board of Directors:
Andreas Melder (Chair)
Robert Newell

SUMMARY COMPENSATION TABLE

The following table sets forth compensation information for fiscal years 2025 and 2024 for each of our named executive officers.

Name and principal position	Year	Salary ($)	Stock Option Awards ($)(1)	Restricted Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Total ($)
Ronald Glibbery	2025	400,000	99,000	—	—	499,000
Chief Executive Officer	2024	400,000	—	—	—	400,000
James Sullivan	2025	305,000	99,000	—	—	404,000
Chief Financial Officer	2024	305,000	—	—	—	305,000
Bradley Lynch	2025	275,000	99,000	—	—	374,000
Chief Operating Officer	2024	275,000	—	—	—	275,000

____________

(1)      Award amounts reflect the aggregate grant date fair value with respect to awards granted during the years indicated, as determined pursuant to FASB ASC Topic 718. The assumptions used to calculate the aggregate grant date fair value of option and stock awards are set forth in the notes to the consolidated financial statements included in the 2025 Annual Report. These amounts do not reflect actual compensation earned or to be earned by our named executive officers.

GRANTS OF PLAN-BASED AWARDS

The following table provides information on plan-based awards granted in 2025 to each of our named executive officers.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)(1)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards ($)
Ronald Glibbery	2/11/2025	—	100,000	0.78	78,000
	8/7/2025	—	25,000	0.84	21,000
James Sullivan	2/11/2025	—	100,000	0.78	78,000
	8/7/2025	—	25,000	0.84	21,000
Bradley Lynch	2/11/2025	—	100,000	0.78	78,000
	8/7/2025	—	25,000	0.84	21,000

____________

(1)      Represents stock options granted pursuant to the 2019 Plan.

During the fiscal year ended December 31, 2025, we did not award any options to a named executive officer in the period beginning four business days before the filing of a periodic report on Form 10-Q or Form 10-K, or the filing or furnishing of a current report on Form 8-K that disclosed material nonpublic information, and ending one business day after the filing or furnishing of such report other than as set forth in the table below.

Name	Grant date	Number of securities underlying the award	Exercise price of the award ($/Sh)	Grant date fair value of the award

Percentage
change in the
closing market
price of the
securities
underlying the
award between
the trading
day ending
immediately
prior to the
disclosure
of material
nonpublic
information
and the trading
day beginning
immediately
following the
disclosure
of material
nonpublic information

Ronald Glibbery	8/7/2025	25,000	$0.84	$21,000	7.08%
James Sullivan	8/7/2025	25,000	$0.84	$21,000	7.08%
Bradley Lynch	8/7/2025	25,000	$0.84	$21,000	7.08%

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth information regarding the outstanding equity awards held by our named executive officers as of December 31, 2025.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date(1)	Number of Units That Have Not Vested (#)	Market Value of Units That Have Not Vested ($)
Ron Glibbery	6,973	(2)	—	—	103.60	9/17/2030	—	—
	2,740	(2)	—	—	103.60	12/16/2031	—	—
	27,777	(6)	72,223	—	0.78	2/11/2035	—	—
	2,779	(7)	22,221	—	0.84	8/7/2035	—	—

James Sullivan	20	(3)	—	—	5,760.00	8/23/2026	—	—
	138	(4)	—	—	156.80	2/6/2029	—	—
	500	(5)	—	—	62.80	11/20/2029	—	—
	27,777	(6)	72,223	—	0.78	2/11/2035	—	—
	2,779	(7)	22,221	—	0.84	8/7/2035	—	—

Bradley Lynch	4,365	(2)	—	—	103.60	9/17/2030	—	—
	1,644	(2)	—	—	103.60	12/16/2031	—	—
	27,777	(6)	72,223	—	0.78	2/11/2035	—	—
	2,779	(7)	22,221	—	0.84	8/7/2035	—	—

____________

(1)      The standard option term is generally ten years, but all of the options expire automatically unless exercised within 90 days after the cessation of service as an employee, director or consultant.

(2)      The stock options were acquired on December 17, 2021 as consideration for the person’s securities of Peraso Technologies Inc., which we acquired by way of a reverse takeover.

(3)      The stock option was granted on August 23, 2016, and the shares subject to this option vested monthly over 48 months subject to continued service as an employee, director or consultant.

(4)      The stock option was granted on February 6, 2019, and the shares subject to this option vested monthly over three years subject to continued service as an employee, director or consultant.

(5)      The stock option was granted on November 20, 2019, and the shares subject to this option vested monthly over three years subject to continued service as an employee, director or consultant.

(6)      The stock option was granted on February 11, 2025, and the shares subject to this option vest monthly over three years subject to continued service as an employee, director or consultant.

(7)      The stock option was granted on August 7, 2025, and the shares subject to this option vest monthly over three years subject to continued service as an employee, director or consultant.

OPTION EXERCISES AND STOCK VESTED

There were no option exercises by and vesting of stock awards attributable to our named executive officers during the year ended December 31, 2025.

EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS AND AGREEMENTS

Our Executive Change-in-Control and Severance Policy (the “Policy”) provides benefits that are intended to encourage the continued dedication of our executive officers and to mitigate potential disincentives to the consideration of a transaction that would result in a change in control, particularly where the services of our named executive officers may not be required by a potential acquirer. The Policy provides for benefits for our named executive officers in the event of a “Change-in-Control,” which is generally defined as:

•        an acquisition of 45% or more of our common stock or voting securities by any “person,” as defined under the Exchange Act; or

•        consummation of a complete liquidation or dissolution of the Company or a merger, consolidation, reorganization or sale of all or substantially all of our assets (collectively, a “Business Combination”) other than a Business Combination in which (A) our stockholders receive 50% or more of the stock of the corporation resulting from the Business Combination and (B) at least a majority of the board of directors of such resulting corporation were our incumbent directors immediately prior to the consummation of the Business Combination, and (C) after which no individual, entity or group (excluding any corporation or other entity resulting from the Business Combination or any employee benefit plan of such corporation or of ours) who did not own 45% or more of the stock of the resulting corporation or other entity immediately before the Business Combination owns 45% or more of the stock of such resulting corporation or other entity.

Under the Policy, the following compensation and benefits are to be provided to our chief executive officer upon the occurrence of a Change-in-Control, and in the case of our other named executive officers, upon a Change-in-Control combined with a termination of the named executive officer’s employment without cause, or due to disability or resignation for good reason (as defined in the Policy) in connection with the Change-in-Control or within 24 months after it:

•        any base salary earned but not yet paid through the date of termination;

•        any annual or discretionary bonus earned but not yet paid to him for any calendar year prior to the year in which his termination occurs;

•        any compensation under any deferred compensation plan of ours or deferred compensation agreement with us then in effect;

•        a single lump sum payment equal to the sum of (a) one year of his or her then-current base salary plus (b) the average of his or her annual bonus payments in the preceding three years or such shorter time as he or she has been employed by us (with prorated weighting assigned to any bonus earned for a partial year of employment), which payment will be made within 60 days following the Change-in-Control (in the case of the chief executive officer), or 60 days following the date of employment termination (in the case of all other named executive officers).

•        vesting in 100% of all outstanding equity awards as of the date of the Change-in-Control for the chief executive officer, or as of the date of termination of employment for all other named executive officers;

•        reimbursement of any business expenses incurred by him through the date of termination but not yet paid;

•        reimbursement of the cost of continuation of medical benefits for a period of 12 months; and

•        outstanding equity awards that are structured as stock options, stock appreciation rights or similar awards shall be amended effective as of the date of termination to provide that such awards will remain outstanding and exercisable until the earlier of (a) 12 months following the date of the Change-in-Control for the chief executive officer, or the termination of employment for the other named executive officers, and (b) the expiration of the award’s initial term.

Under the Policy, “cause” means the executive’s:

•        willful failure to attend to the executive’s duties that is not cured by the executive within 30 days of receiving written notice from the CEO (or, in the case of the CEO, from the board of directors) specifying such failure;

•        material breach of the executive’s then-current employment agreement (if any) that is not cured by the executive within 30 days of receiving written notice from the CEO (or, in the case of the CEO, from the board of directors) specifying such breach;

•        conviction of (or plea of guilty or nolo contendere to) any felony or any misdemeanor involving theft or embezzlement; or

•        misconduct resulting in material harm to our business or reputation, including fraud, embezzlement, misappropriation of funds or a material violation of the executive’s employment, confidential information, non-disclosure, invention assignment and arbitration agreement.

Under the Policy, “good reason” means the occurrence of any of the following conditions without the executive’s consent, but only if such condition is reported by the executive within 90 days of the executive’s knowledge of such condition and remains uncured 30 days after written notice from the executive to the board of directors of said condition:

•        a material reduction in the executive’s then-current base salary or annual target bonus (expressed as a percentage of Executive’s then-current base salary), except for a reduction proportionate to reductions concurrently imposed on all other members of the Company’s executive management;

•        a material reduction in the executive’s then-current employee benefits package, taken as a whole, except for a reduction proportionate to reductions concurrently imposed on all other members of executive management;

•        a material reduction in the executive’s responsibilities with respect to our overall operations, such that continuity of responsibilities with respect to business operations existing prior to a corporate transaction will serve as a material reduction in responsibilities if such business operations represent only a subsidiary or business unit of the larger enterprise after the corporate transaction;

•        a material reduction in the responsibilities of the executive’s direct reports, including a requirement for the chief executive officer to report to another officer as opposed to our board of directors or a requirement for any other executive to report to any officer other than our chief executive officer;

•        a material breach by us of any material provision of the executive’s then-current employment agreement (if any);

•        a requirement that the executive relocate to a location more than 35 miles from the executive’s then-current office location, unless such office relocation results in the distance between the new office and Executive’s home being closer or equal to the distance between the prior office and the executive’s home;

•        a failure of a successor or transferee to assume our obligations under this Policy; or

•        a failure to nominate the executive for election as a board of directors director, if, at the proper time for nomination, the executive is a member of the board of directors.

Notwithstanding the above, in lieu of the payments and benefits payable under the Policy to Mr. Glibbery as our chief executive officer, Mr. Glibbery will receive change-in control payments and benefits in accordance with the terms and conditions of his employment agreement. The table below summarizes the payments Mr. Glibbery would be entitled to depending on the respective type of termination of his employment.

Termination Type	Payments and Benefits
Termination for Cause or Voluntary Resignation	(i)	accrued and unpaid base salary and any other payments required by law, including those in connection with accrued vacation; and
	(ii)	reimbursement for business expenses.

Termination Type	Payments and Benefits
Termination Without Cause, for Good Reason, upon Change of Control, Death or Disability	(i)	accrued and unpaid base salary and any other payments required by law including those in connection with accrued vacation;
	(ii)	reimbursement for business expenses;
(iii)

the payment of the greater of (A) the sum of: (x) pay in lieu of notice of termination, in the amount required pursuant to the ESA (as defined in Mr. Glibbery’s employment agreement), and (y) statutory severance pay (if applicable) in the amount required to be provided pursuant to the ESA; or (B) twenty-four (24) months of base salary in lieu of notice, calculated solely by reference to the base salary except and only to the extent as otherwise minimally required by the ESA, to be paid in the form of a lump sum;

	(iv)	any bonus awarded but not yet paid in respect of the fiscal year preceding the termination date;
	(v)	bonus for the year in which the employment terminates, prorated pursuant to the employment agreement;
	(vi)	all benefits (as existed on the date notice of termination is provided) for the duration of the Severance Period (as defined in the employment agreement);
	(vii)	any unvested equity and equity-related compensation that has been issued pursuant to the Plan will be immediately accelerated and vested as of the termination date;
	(viii)	any vested equity and equity-related compensation that has been issued under the Plan will remain exercisable until 24 months following such termination; and
	(ix)	any other benefits and/or perquisites shall continue until the end of the ESA Notice Period (as defined in the employment agreement).

The information below describes the severance benefits payable to (i) Mr. Glibbery under his employment agreement and (ii) Messrs. Sullivan and Lynch under the Policy, as if such arrangements had been in effect and a Change-in-Control occurred on December 31, 2025, and the employment of each of our named executive officers was terminated without cause immediately following the Change-in-Control.

Name	Cash Severance ($)(1)	Bonus ($)(2)	Continuation of Benefits ($)(3)	Stock Option Vesting ($)(4)	Stock Award Vesting ($)(5)	Total ($)
Ronald Glibbery	800,000	300,000	13,012	7,342	—	1,120,354
James Sullivan	305,000	—	14,524	7,342	—	326,866
Bradley Lynch	275,000	—	6,506	7,342	—	288,848

____________

(1)      Represents cash severance payments based on the executive’s salary at December 31, 2025, in an amount equal to two years of base salary for Mr. Glibbery and one year of base salary for each of Messrs. Sullivan and Lynch. The Policy provides that each of Messrs. Sullivan and Lynch are also entitled to receive an amount equal to the average of his respective annual bonus payments in the preceding three years as part of their respective cash severance payments; however, the table does not include any additional amount in respect of such bonus component because no annual bonuses were awarded to Messrs. Sullivan and Lynch during that period.

(2)      For Mr. Glibbery, the amount represents payment of his annual target bonus amount. The Policy does not provide for additional bonus payments to Messrs. Sullivan and Lynch.

(3)      Represents the aggregate amount of all premiums payable for the continuation of the executive’s health benefits for one or two years, as applicable, based on the amounts of such premiums at December 31, 2025.

(4)      The value is calculated as the intrinsic value per share, multiplied by the number of shares that would become fully vested upon the Change-in-Control. The intrinsic value per share would be calculated as the excess of the closing price of our common stock on the Nasdaq of $0.87 on December 31, 2025 over the exercise price of the option. If the value is less than zero, it is deemed to be zero for the purposes of these calculations.

(5)      The value is calculated as the intrinsic value per share, multiplied by the number of shares that would become fully vested upon the Change-in-Control. The intrinsic value per share is considered as the closing price of our common stock on the Nasdaq of $0.87 on December 31, 2025.

If a Change-in-Control occurred on December 31, 2025, under the Policy, the following numbers of option and award shares would have vested immediately as a result of acceleration on December 31, 2025:

Name	Number of Accelerated Option and Award Shares
Ronald Glibbery	94,615
James Sullivan	94,444
Bradley Lynch	94,546

Employment Agreements

In addition to the agreements containing the Change-in-Control provisions summarized above, we have entered into our standard form of employment, confidential information, invention assignment and arbitration agreement with each of the named executive officers.

We also have entered into agreements to indemnify our current and former directors and certain executive officers, in addition to the indemnification provided for in our certificate of incorporation and bylaws. These agreements, among other things, provide for indemnification of our directors and certain executive officers for many expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of the Company, arising out of such person’s services as a director or executive officer of the Company, any subsidiary of the Company or any other company or enterprise to which the person provided services at our request.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of July 20, 2026 concerning the ownership of our common stock by:

•        each stockholder known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock;

•        each of our directors;

•        each of our named executive officers; and

•        all current directors and executive officers as a group.

Beneficial ownership is determined in accordance with Rule 13d-3 of the Exchange Act and includes all shares over which the beneficial owner exercises voting or investment power. Shares that are issuable upon the exercise of options, warrants and other rights to acquire common stock that are presently exercisable or exercisable within 60 days of July 20, 2026, are reflected in a separate column in the table below. These shares are taken into account in the calculation of the total number of shares beneficially owned by a particular holder and the total number of shares outstanding for the purpose of calculating percentage ownership of the particular holder. We have relied on information supplied by our officers, directors and certain stockholders and on information contained in filings with the SEC. The stockholders identified below may have acquired securities or sold, transferred or otherwise disposed of some or all of their securities since the date on which the information in the following table is presented. Except as otherwise indicated, and subject to community property laws where applicable, we believe, based on information provided by these persons, that the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. The percentage of beneficial ownership is based on 15,120,462 shares of common stock and Exchangeable Shares outstanding as of July 20, 2026.

Unless otherwise stated, the business address of each of our directors and executive officers listed in the table is 2033 Gateway Place, Suite 500, San Jose, California 95110.

Name	Amount and Nature of Beneficial Ownership				Percent of Class
	Number of Shares Beneficially Owned (Excluding Outstanding Options)(1)		Number of Shares Issuable on Exercise of Outstanding Options or Convertible Securities(2)
More than 5% Beneficial Owners:
Iroquois Capital Management, LLC	—	(3)	1,428,570	(3)	8.63%
Ionic Ventures, LLC	—	(4)	952,380	(4)	5.93%

Directors and Officers:
Ronald Glibbery	4,308		62,632		*
Daniel Lewis	4,292		1,875		*
Robert Y. Newell	3,947		494		*
Cornelis Links	25		—		*
Andreas Melder	1,851		494		*
James Sullivan	1,893		53,578		*
Bradley Lynch	1,573		58,928		*
Alexander Tomkins	6,083		59,070		*
All current directors and executive officers as a group (8 persons)	23,972		237,071		1.7%

____________

*        Represents holdings of less than one percent

(1)      Excludes shares subject to outstanding options, warrants, convertible securities or other rights to acquire common stock that are exercisable within 60 days of July 20, 2026.

(2)      Represents the number of shares subject to outstanding options, restricted stock units, convertible securities or other rights to acquire common stock that are exercisable within 60 days of July 20, 2026.

(3)      Based on information reported on a Schedule 13G/A filed with the SEC on August 14, 2025 by Iroquois Capital Management LLC (“Iroquois Capital”), Richard Abbe and Kimberly Page. The filing reflects that (i) Iroquois Capital, Mr. Abbe and Ms. Page share voting and dispositive power over 371,424 shares of common stock issuable upon exercise of warrants that are directly held by Iroquois Master Fund Ltd. (“Iroquois Master Fund”), and (ii) Mr. Abbe has sole voting and dispositive power over 1,057,146 shares of common stock issuable upon exercise of warrants directly held by Iroquois Capital Investment Group LLC (“ICIG”). Mr. Abbe shares authority and responsibility for the investments made on behalf of Iroquois Master Fund with Ms. Kimberly Page, each of whom is a director of the Iroquois Master Fund. As such, Mr. Abbe and Ms. Page may each be deemed to be the beneficial owner of all shares of common stock held by and underlying the warrants held by, Iroquois Master Fund. Iroquois Capital is the investment advisor for Iroquois Master Fund and Mr. Abbe is the President of Iroquois Capital. Mr. Abbe has the sole authority and responsibility for the investments made on behalf of ICIG. As such, Mr. Abbe may be deemed to be the beneficial owner of all shares of common stock held by and underlying the warrants held by, Iroquois Master Fund and ICIG. The principal business address for Iroquois Capital, Mr. Abbe and Ms. Page, is 2 Overhill Road, Scarsdale, NY 10583.

(4)      Based on information available to the Company and information reported on a Schedule 13G/A filed with the SEC on November 14, 2024 by Ionic Ventures, LLC (“Ionic”), Ionic Management, LLC (“Ionic Management”), Brendan O’Neil and Keith Coulston, which each report shared voting and dispositive power with respect to the shares. The shares of common stock shown to be beneficially owned by Ionic consist of 952,380 shares of common stock issuable upon the exercise of Series A warrants, which warrants are subject to a 9.99% beneficial ownership blocker. Ionic has the power to dispose of and the power to vote the shares beneficially owned by it, which power may be exercised by its manager, Ionic Management. Each of the managers of Ionic Management, Mr. O’Neil and Mr. Coulston, has shared power to vote and/or dispose of the shares beneficially owned by Ionic and Ionic Management. The principal business address of Ionic, Ionic Management, Mr. O’Neil and Mr. Coulston is 3053 Fillmore St, Suite 256, San Francisco, CA 94123.

TRANSACTIONS WITH RELATED PERSONS

Below we describe any transactions to which we have been a participant, in which the amount involved in the transaction exceeds or will exceed the lesser of $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years and in which any of our directors, director nominees, executive officers, or holders of more than 5% of our capital stock, or any immediate family member of, or person sharing the household with, any of these individuals, had or will have a direct or indirect material interest since January 1, 2024.

On June 11, 2024, we entered into a Stock Purchase Agreement with Ian McWalter, a former member of our board of directors, pursuant to which we sold and Dr. McWalter purchased 100,000 restricted shares of common stock at a price per share of $1.27.

A family member of one of our executive officers is employed by us. During the years ended December 31, 2025 and 2024, we recorded compensation expense of approximately $129,300 and $113,800, respectively, for the employee. During the six months ended June 30, 2026, we recorded compensation expense of approximately $58,700 for the employee. Compensation expense recorded includes the aggregate grant date fair values, as determined pursuant to FASB ASC Topic 718, of any stock options granted during each period.

Policies and Procedures for Review and Approval of Related Party Transactions.

Pursuant to its charter, our Audit Committee has the responsibility to review and approve any transactions with a related party. In considering whether to approve any such transaction, the Audit Committee considers such factors as it deems appropriate, and generally focuses on whether the terms of the transaction are at least as favorable to us as terms we would receive on an arm’s-length basis from an unaffiliated third party and whether any such transaction might impair the independence of a director or present a conflict of interest for a director or executive officer. Each of the transactions described above that was required to be reviewed and approved by the Audit Committee in accordance with its charter was so reviewed and approved.

AUDIT COMMITTEE REPORT

The Audit Committee reviews, acts on and reports to the board of directors with respect to various auditing and accounting matters. The Audit Committee also monitors the performance of our independent registered public accounting firm and reviews the audit report on the consolidated financial statements following completion of the audit and our accounting practices with respect to internal accounting and financial controls. Management has primary responsibility for our financial statements and the overall reporting process, including our system of internal control over financial reporting. Our independent registered public accounting firm audits the financial statements prepared by management, expresses an opinion as to whether those financial statements fairly present our financial position, results of operations and cash flows in conformity with accounting principles generally accepted in the United States and discusses with the Audit Committee any issues they believe should be raised with us. The Audit Committee’s responsibilities under the Audit Committee charter adopted by the board of directors, effective as of August 15, 2000, and amended as of February 1, 2006, February 8, 2008, February 14, 2022 and March 18, 2025, include the selection or dismissal of our independent registered public accounting firm, review of the scope of the annual audits, and approval of fees to be paid to our independent registered public accounting firm.

The Audit Committee charter, as amended to date, can be found through the investors section of our website, www.perasoinc.com.

During the year ended December 31, 2025, Ian McWalter, Cornelis Links, Andreas Melder and Robert Newell served on the Audit Committee and were considered independent, as determined in accordance with Rule 5605(a)(2) of the Nasdaq listing rules and Rule 10A-3 of the Exchange Act. In connection with his planned retirement, Dr. McWalter did not stand for re-election upon the expiration of his term on December 22, 2025. Mr. Links was appointed to our board of directors and the Audit Committee on December 22, 2025, effective immediately following our 2025 annual meeting of stockholders.

The Audit Committee reviewed and discussed our audited financial statements for fiscal year 2025 with management and Weinberg & Company, or Weinberg, our independent registered public accounting firm. The Audit Committee discussed with Weinberg matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 16, “Communications with Audit Committees,” as currently in effect. Weinberg has provided to the Audit Committee the written disclosures and letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee regarding independence, and the Audit Committee has discussed Weinberg’s independence with members of that firm. The Audit Committee has determined that the rendering of audit and audit-related services by Weinberg was compatible with maintaining the auditors’ independence.

Based on the discussions with management and Weinberg concerning the audit, the independence discussions and the financial statement review, and such other matters deemed relevant and appropriate by the Audit Committee, the Audit Committee recommended to the board of directors that our financial statements for the year ended December 31, 2025 be included in our 2025 Annual Report.

The Audit Committee of the Board of Directors:
Robert Newell (Chair) Cornelis Links Andreas Melder

PROPOSAL NO. 1:

ELECTION OF DIRECTORS

At the Annual Meeting, four directors are to be elected to serve until the next annual meeting of stockholders and until a successor for such director is elected and qualified, or until the death, resignation or removal of such director. One of our current directors, Daniel Lewis, is retiring and will not stand for re-election. Mr. Lewis will continue to serve as a director until the expiration of his current term at the Annual Meeting.

NOMINEES

Set forth below, and above under “Board of Directors — Directors,” is information regarding the four nominees for election to our board of directors:

Name	Position(s) with the Company	Year First Elected Director
Ronald Glibbery	Chief Executive Officer and Director	2021
Cornelis Links	Director	2025
Andreas Melder	Director	2021
Robert Y. Newell	Director	2018

Each person nominated has agreed to serve if elected, and our board of directors has no reason to believe that any nominee will be unavailable or will decline to serve. In the event, however, that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who is designated by the current board of directors to fill the vacancy.

Required Vote

The nominees for the four director seats who receive the largest number of votes cast “FOR” of the shares that are represented by proxy at the Annual Meeting and entitled to vote will be elected to serve as directors.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL OF THE ABOVE NOMINEES.

PROPOSAL NO. 2:

RATIFICATION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

We are asking stockholders to ratify and approve the appointment of Weinberg & Company, P.A. (“Weinberg”), as our independent registered public accounting firm for the year ending December 31, 2026.

The Audit Committee meets with our independent registered public accounting firm at least four times a year. At such times, the Audit Committee reviews both audit and non-audit services performed by the independent registered public accounting firm, as well as the fees charged for such services. The Audit Committee is responsible for pre-approving all auditing services and non-auditing services (other than non-audit services falling within the de minimis exception set forth in Section 10A(i)(1)(B) of the Exchange Act and non-audit services that independent auditors are prohibited from providing to us) in accordance with the following guidelines: (1) pre-approval policies and procedures must be detailed as to the particular services provided; (2) the Audit Committee must be informed about each service; and (3) the Audit Committee may delegate pre-approval authority to one or more of its members, who shall report to the full committee, but shall not delegate its pre-approval authority to management. Among other things, the Audit Committee examines the effect that performance of non-audit services may have upon the independence of the auditors. Weinberg billed us for the following professional services for 2025 and 2024 (in thousands of dollars):

	2025	2024
Audit Fees(1)	$223	$205
Audit-Related Fees(2)	37	94
Total(3)	$260	$299

____________

(1)      Audit fees consisted of fees for professional services rendered for the audit of our annual consolidated financial statements, review of our quarterly financial statements and services normally provided in connection with statutory and regulatory filings.

(2)      Audit-related fees primarily consisted of fees related to the issuance of SEC registration statements and issuance of comfort letters.

(3)      Weinberg did not provide any non-audit or other services other than those reported under “Audit Fees” and “Audit-Related Fees.”

In the event the stockholders fail to ratify and approve the appointment of Weinberg, the Audit Committee will reconsider its selection. Even if the appointment is ratified and approved, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year, if the Audit Committee determines that such a change would be in our and the stockholders’ best interests.

Representatives of Weinberg are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Required Vote

Ratification of the selection of Weinberg as our independent registered public accounting firm for the year ending December 31, 2026 requires the affirmative vote of the holders of a majority of the shares that are represented by proxy at the Annual Meeting and entitled to vote on such matter (meaning that of the shares represented at the Annual Meeting and entitled to vote, a majority of them must be voted “FOR” Proposal No. 2 for it to be approved).

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL NO. 2 TO RATIFY THE
APPOINTMENT OF WEINBERG & COMPANY, P.A., TO SERVE AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2026.

PROPOSAL NO. 3:

APPROVE THE AMENDMENT OF THE AMENDED AND RESTATED 2019 STOCK INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES CURRENTLY RESERVED FOR ISSUANCE THEREUNDER BY 1,500,000 SHARES

At the Annual Meeting, we will request that our stockholders approve an amendment to the Amended and Restated 2019 Stock Incentive Plan (the “2019 Plan”) to increase the number of shares reserved for issuance by 1,500,000 shares of common stock. In August 2019, our stockholders approved our 2019 Plan, which included an initial reserve of 4,563 shares. In November 2021, our stockholders approved an increase of 77,674 shares to the share reserve. In December 2024, our stockholders approved an increase of 1,500,000 shares (the “2024 Increase”) to the share reserve. Further, in December 2025, our stockholders approved an increase of 1,000,000 shares (the “2025 Increase”) to the share reserve. As of July 20, 2026, under the 2019 Plan, we had approximately 2,339,000 shares of our common stock subject to existing stock-based compensation awards and approximately 143,000 shares currently available for issuance (plus any shares that might in the future be returned to the 2019 Plan as a result of cancellation, expiration or forfeit of outstanding awards). In addition, as of July 20, 2026, we had approximately 26,000 shares of our common stock subject to stock options issued under the Peraso Technologies Inc. 2009 Share Option Plan, which we assumed in December 2021 upon the closing of the Arrangement with Peraso Technologies Inc. Also, as of July 20, 2026, we had approximately 1,000 shares of our common stock subject to stock options issued under our 2010 Equity Incentive Plan, which was terminated and remains in effect only as to outstanding equity awards granted prior to the date of termination; no new awards may be made under such plan. As of July 20, 2026, the 2,365,000 shares subject to existing awards represented approximately 15.6% of our shares of common stock and Exchangeable Shares outstanding and approximately 9.3% of our fully diluted shares outstanding, which we have calculated as the sum of (1) total shares of common stock and Exchangeable Shares outstanding, (2) shares of common stock subject to existing stock-based compensation awards, and (3) shares of common stock exercisable under common stock warrants. The additional shares under the 2019 Plan that we are requesting represent 9.9% of our shares of common stock and Exchangeable Shares currently outstanding and 5.9% of the fully diluted number of shares of common stock and Exchangeable Shares. We explain below our rationale for and how we intend to use the additional shares, if approved by our stockholders.

The challenges our business has faced and the substantial doubt about our ability to continue as a going concern have made it challenging for us to retain, attract and hire employees. From 2022 through 2024, we used restricted stock units as the primary form of equity awards to our employees and consultants. The majority of these awards were granted in early 2022 and were fully vested as of December 31, 2024. The value of these awards is denominated in dollars based on the price per share of our common stock on the date of grant of the award. The price of our common stock declined during 2023 and 2024, and the perceived value of the awards to the recipients declined, especially given our financial condition. Accordingly, after the 2024 Increase, during 2026, our Compensation Committee awarded refresh equity awards in the form of stock options to our executive and non-executive employees. We generally provide refresh equity awards to our employees and consultants on an annual basis, although from April 2022 until February 2025, we did not provide refresh equity awards to our employees and consultants because we did not have adequate shares available for issuance under the 2019 Plan. We are requesting the increase to the 2019 Plan share reserve to ensure that we have adequate shares available for refresh grants in 2027.

If our stockholders approve the requested increase to the number of shares reserved for issuance under the 2019 Plan, we anticipate that the share pool will provide us for adequate shares for the next two years. We intend to continue to issue equity awards in the form of stock options to our employees and consultants. The options will only have value to the recipients if our stock price increases. We recognize the need to balance stockholder concerns over the potentially dilutive effects of the increased number of authorized shares under the 2019 Plan with our ability to attract, motivate, reward and retain our employees and non-employee directors, who are critical to driving our business plan and increasing stockholder value. We believe the dilutive effect of our equity awards has been reasonable and consistent with these essential requirements. We are managing our equity awards closely, and we intend to continue doing so. If the increase to the share reserve is approved, we expect that it may be necessary to request our stockholders to approve additional increases to the share reserve in the future, as we expect to grow our business, increase our headcount and expand the size of our board of directors.

In addition, as disclosed in our most recent quarterly report on Form 10-Q filed with the SEC on May 14, 2026, there was uncertainty regarding our ability to maintain liquidity sufficient to allow us to operate our business effectively, which raises substantial doubt as to our ability to continue as a going concern. We will need to raise capital through debt or equity offerings, and we expect significant additional dilution from the additional financing we require. Given the anticipated dilution from an offering of our securities, we believe that an additional 1,500,000 shares of common stock for the 2019 Plan will provide us with a reasonable amount of shares available for issuance as compared to our overall amount of shares of common stock outstanding, on a fully diluted basis, following an offering, and will give us the ability to grant awards for retaining, motivating and incentivizing our employees, consultants and non-employee directors over the next one to two years.

Stockholder approval of our request for additional shares under Proposal No. 3 is necessary to authorize a sufficient number of shares under the 2019 Plan to allow us to continue to motivate, reward and retain the services of our non-employee directors and personnel. If this increase is not approved, the 2019 Plan will remain in effect with its current terms and conditions but without the additional shares we consider necessary for our continued competitiveness, and it may make it difficult for us to retain our employees and non-employee directors. In addition, if the increase is not approved, in the future, we may be unable to provide equity awards to our non-employee directors or provide additional awards to our employees, whose existing awards have and are expected to experience significant dilution. Without the increase in shares available under the 2019 Plan, in the future, we would be reliant on cash-settled awards as our sole method of incentive-based compensation. We believe this would not be in our stockholders’ best interests as it would (a) remove incentives aligning our employees and our senior leaders with stockholders to drive firm-wide performance and create long-term stockholder value and (b) increase our cash burn, as we would need to increase our reliance on cash-settled awards. Our board of directors and management, therefore, recommend that stockholders approve the amendment to our 2019 Plan.

Summary of the 2019 Plan

The 2019 Plan was approved by our stockholders in August 2019. The principal features of the 2019 Plan are summarized below, but the summary is qualified in its entirety by reference to the 2019 Plan itself.

Highlights of 2019 Plan

Purpose.    The 2019 Plan is intended to retain and reward highly qualified employees and other service providers, including contract employees, consultants, and directors, and encourage their ownership of our common stock.

Administration.    The 2019 Plan is administered by our Compensation Committee of the board of directors. Subject to the provisions of the 2019 Plan, the Compensation Committee has discretion to determine the employee, consultant or director to receive an award, the form of award and any acceleration or extension of an award. Further, the Compensation Committee has complete authority to interpret the 2019 Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective award agreements (which need not be identical), and to make all other determinations necessary or advisable for the administration of the 2019 Plan.

Eligibility.    Incentive stock options may be granted only to employees, including officers, and the employees of any subsidiaries. All other stock awards may be granted to employees, officers, non-employee directors, and consultants and the employees and consultants of subsidiaries.

Shares Subject to the 2019 Plan.    The shares issued or to be issued under the 2019 Plan are authorized but unissued shares of our common stock or treasury shares. As of July 20, 2026, the number of shares available for future awards under the 2019 Plan was approximately 143,378.

If an award granted under the 2019 Plan expires or otherwise terminates without being exercised in full the shares of common stock not acquired pursuant to the stock award again will become available for subsequent issuance under the 2019 Plan. In addition, shares that have been issued but are forfeited prior to becoming fully vested may become available for the grant of new stock awards under the 2019 Plan. If restricted stock units are settled, then only the number of shares (if any) actually issued in settlement of such award shall reduce the number available under the 2019 Plan and the balance shall again become available for awards. The full number of stock appreciation rights settled shall be counted against the number of shares available for award under the 2019 Plan, regardless of the number of shares actually issued in settlement of such award.

Types of Awards.    Awards under the 2019 Plan may include incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock, restricted stock units, performance-based awards and stock grants. Each award will be evidenced by an instrument in such form as the Compensation Committee may prescribe, setting forth applicable terms such as the exercise price and term of any option or applicable forfeiture conditions or performance requirements for any restricted stock or restricted stock units. Except as noted below, all relevant terms of any award will be set by the Compensation Committee in its discretion.

•        Nonstatutory Stock Options and Incentive Stock Options (together, “Stock Options”) are rights to purchase our common stock. A Stock Option may be immediately exercisable or become exercisable in such installments, cumulative or non-cumulative, as our Compensation Committee may determine. The Compensation Committee determines the exercise price for a stock option, within the terms and conditions of the 2019 Plan, provided that the exercise price of a Stock Option generally cannot be less than 100% of the fair market value of our common stock on the date of grant. A Stock Option may be exercised by the recipient giving written notice to us, specifying the number of shares with respect to which the Stock Option is then being exercised, and accompanied by payment of an amount equal to the exercise price of the shares to be purchased. Payment of the exercise price may be made in cash or, if provided for in the stock option agreement evidencing the award, (1) by surrendering, or attesting to the ownership of, shares which have already been owned by the optionee, (2) by delivery of an irrevocable direction to a securities broker to sell shares and to deliver all or part of the sale proceeds to us in payment of the aggregate exercise price, (3) by delivery of an irrevocable direction to a securities broker or lender to pledge shares and to deliver all or part of the loan proceeds to us in payment of the aggregate exercise price, (4) by a “net exercise” arrangement, (5) by delivering a full-recourse promissory note or (6) by any other form that is consistent with applicable laws, regulations, and rules.

•        Stock Appreciation Rights, or SARs, generally provide for payments to the recipient based upon increases in the price of our common stock over the exercise price of the stock appreciation right. The Compensation Committee determines the exercise price for a stock appreciation right, which generally cannot be less than 100% of the fair market value of our common stock on the date of grant. A stock appreciation right granted under the 2019 Plan vests at the rate specified in the stock appreciation right agreement as determined by the Compensation Committee. The Compensation Committee determines the term of stock appreciation rights granted under the 2019 Plan, up to a maximum of ten years. Upon the exercise of a stock appreciation right, we will pay the participant an amount in stock, cash, or a combination of stock and cash as determined by the Compensation Committee, equal to the product of (1) the excess of the per share fair market value of our common stock on the date of exercise over the exercise price, multiplied by (2) the number of shares of common stock with respect to which the stock appreciation right is exercised.

•        Restricted Stock Awards.    Restricted stock is a stock award that may be subject to vesting conditioned upon continued service, the achievement of performance objectives or the satisfaction of any other condition as specified in a restricted stock agreement. Subject to the terms of the 2019 Plan, the Compensation Committee will determine the terms and conditions of any restricted stock award, including any vesting arrangement, which will be set forth in a restricted stock agreement to be entered into between us and each recipient. Restricted stock awards may be granted in consideration for (1) cash, (2) future services or services rendered to us or our affiliates prior to the award, (3) full recourse promissory notes or (4) any other form of legal consideration, as determined by the Compensation Committee. Common stock acquired under a restricted stock award may, but need not, be subject to a share repurchase option in our favor in accordance with a vesting schedule to be determined by the Compensation Committee. A restricted stock award may be transferred only upon such terms and conditions as set by the Compensation Committee.

•        Restricted Stock Unit Awards.    Restricted stock unit awards give recipients the right to acquire a specified number of shares of stock at a future date upon the satisfaction of certain conditions, including any vesting arrangement, established by the Compensation Committee and as set forth in a restricted stock unit award agreement. A restricted stock unit award may be settled by cash, delivery of stock, a combination of cash and stock as deemed appropriate by the Compensation Committee. Recipients of restricted stock unit awards generally will have no voting or dividend rights prior to the time the vesting conditions are satisfied and the award is settled.

•        Performance-Based Awards.    The number of shares or other benefits granted, issued, retainable and/or vested under a stock award may be made subject to the attainment of performance goals. The Compensation Committee may utilize any performance criteria selected by it in its sole discretion to establish performance goals.

•        Stock Grant.    Stock grants are grants of shares of common stock not subject to restrictions or other forfeiture conditions. Stock grants may be awarded only in recognition of significant contributions to our success, in lieu of compensation otherwise already due, or in other limited circumstances which the Compensation Committee deems appropriate.

•        Director Awards.    The 2019 Plan permits the board of directors to establish by resolution the number of shares to be covered by annual option grants or other awards to our non-employee directors for each year of service on our board of directors. The shares would vest in full at the end of the 12-month period following a director’s election to the board of directors at the annual meeting, corresponding to a full year of service. In the event of a merger, sale of substantially all of our assets or similar transaction, vesting would accelerate as to 100% of the unvested shares subject to the award. The 2019 Plan further provides that each non-employee director may be granted an award to acquire shares upon his or her initial appointment or election to our board. The shares covered by these awards vest over a three-year period at the rate of one-third of the total number of shares each year, subject to the non-employee director’s continuous service on the board. In the event of a merger, sale of substantially all of our assets or similar transaction, vesting would accelerate as to 100% of the unvested shares subject to the award. The 2019 Plan also permits a disinterested majority of the board of directors, in its discretion, to authorize additional shares to be awarded or granted under stock options to committee chairs and other non-employee directors for extraordinary service on the board.

•        Effect of Termination of Employment or Association.    Unless the Compensation Committee determines otherwise in connection with any particular award under the 2019 Plan, Stock Options and SARs will generally terminate 12 months following the recipient’s termination of employment or other association with us due to death or disability and 90 days following the recipient’s termination of employment or other association with us for any other reason. The effect of termination on other awards will depend on the terms of those awards.

•        Transferability.    Unless the Compensation Committee provides otherwise, no award granted under the 2019 Plan may be transferred in any manner (prior to the vesting and lapse of any and all restrictions applicable to shares issued under such award), except by will or the laws of descent and distribution.

•        No Stock Option Repricing.    Under the 2019 Plan, the Compensation Committee may not reduce the exercise price of outstanding stock options or stock appreciation rights that are “underwater,” or cancel those awards in exchange for cash or new awards, without stockholder approval (unless in connection with a capital adjustment).

•        Clawback/Recoupment.    If we are required to prepare restated financial results because of an executive officer’s intentional misconduct or grossly negligent conduct, our board of directors will have authority under the 2019 Plan, to the extent permitted by applicable law, to require reimbursement or forfeiture of the amount of compensation such executive officer received during the three fiscal years preceding the year the restatement is determined to be required to the extent that such compensation exceeds what the officer would have received based on the restated performance.

•        Adjustments upon Changes in Capitalization.    In the event of a recapitalization, stock split, or similar capital transaction, the Compensation Committee will make appropriate and equitable adjustments to the number of shares reserved for issuance under the 2019 Plan, the maximum number of shares subject to initial and annual grants to non-employee directors, the number of shares that can be issued as incentive stock options, the number of shares subject to outstanding awards and the exercise price under each outstanding option or stock appreciation right.

•        Transactions.    If we are involved in a merger or other reorganization, outstanding awards will be subject to the agreement or merger or reorganization. Subject to compliance with applicable tax laws, such agreement will provide for (1) the continuation of the outstanding awards by us, if we are a surviving corporation, (2) the assumption or substitution of the outstanding awards by the surviving corporation or its parent or subsidiary, (3) immediate vesting, exercisability, and settlement of the outstanding awards followed by their cancellation, or (4) settlement of the intrinsic value of the outstanding awards (whether or not vested or exercisable) in cash, cash equivalents, or equity (including cash or equity subject to deferred vesting and delivery consistent with the vesting restrictions applicable to such award or the underlying shares) followed by cancellation of such awards.

•        Amendments to the 2019 Plan.    Our board of directors has the authority to amend, suspend, or terminate the 2019 Plan, provided that such action does not materially impair the existing rights of any participant without such participant’s written consent. No Incentive Stock Options may be granted after the tenth anniversary of the date our board of directors adopted the 2019 Plan.

•        Summary of Tax Consequences.    The following is a brief and general discussion of the United States federal income tax consequences to recipients of awards granted under the 2019 Plan. This summary is not comprehensive and is based upon laws and regulations currently in effect. Such laws and regulations are subject to change. This summary is intended for the information of stockholders considering how to vote and not as tax guidance to participants in the 2019 Plan. Participants in the 2019 Plan should consult their own tax advisers as to the tax consequences of participation.

•        Nonstatutory Stock Options.    Generally, there are no federal income tax consequences to the participants upon grant of nonstatutory stock options. Upon the exercise of such an option, the participant will recognize ordinary income in an amount equal to the amount by which the fair market value of the common stock acquired upon the exercise of such option exceeds the exercise price, if any. A sale of common stock so acquired will give rise to a capital gain or loss equal to the difference between the fair market value of the common stock on the exercise and sale dates.

•        Incentive Stock Options.    Except as noted at the end of this paragraph, there are no federal income tax consequences to a participant upon grant or exercise of an incentive stock option. If the participant holds shares of common stock purchased pursuant to the exercise of an incentive stock option for at least two years after the date the option was granted and at least one year after the exercise of the option, the subsequent sale of common stock will give rise to a long-term capital gain or loss to the participant and no deduction will be available to us. If the participant sells the shares of common stock within two years after the date an incentive stock option is granted or within one year after the exercise of an option, the participant will recognize ordinary income in an amount equal to the difference between the fair market value at the exercise date and the option exercise price, and any additional gain or loss will be a capital gain or loss. Some participants may have to pay alternative minimum tax in connection with exercise of an incentive stock option, however.

•        Restricted Stock.    A participant will generally recognize ordinary income on receipt of an award of restricted stock when his or her rights in that award become substantially vested, in an amount equal to the amount by which the then fair market value of the common stock acquired exceeds the price he or she has paid for it, if any. Recipients of restricted stock may, however, within 30 days of receiving an award of restricted stock, choose to have any applicable risk of forfeiture disregarded for tax purposes by making an “83(b) election.” If the participant makes an 83(b) election, he or she will have to report compensation income equal to the difference between the value of the shares and the price paid for the shares, if any, at the time of the transfer of the restricted stock.

•        Stock Appreciation Rights.    A participant will generally recognize ordinary income on receipt of cash or other property pursuant to the exercise of an award of SARs.

•        Restricted Stock Units, Performance Units and Stock Grants.    A participant will generally recognize ordinary income on receipt of any shares of common stock, cash or other property in satisfaction of any of these awards under the 2019 Plan.

•        Potential Deferred Compensation.    For purposes of the foregoing summary of federal income tax consequences, we assumed that no award under the 2019 Plan will be considered “deferred compensation” as that term is defined for purposes of recent federal tax legislation governing nonqualified deferred compensation arrangements, Section 409A of the Code, or, if any award were considered to any extent to constitute deferred compensation, its terms would comply with the requirements of that legislation (in general, by limiting any flexibility in the time of payment). For example, the award of an SAR at less than 100% of the market value of our common stock, would constitute deferred compensation. If an award includes deferred compensation, and its terms do not comply with the requirements of the legislation, then such award will be taxable when it is earned and vested (even if not then payable) and the recipient will be subject to a 20% additional tax.

•        Section 162(m) Limitations on Tax Deductions.    In general, whenever a recipient is required to recognize ordinary income in connection with an award, we will be entitled to a corresponding tax deduction. However, we will not be entitled to deductions in connection with awards under the 2019 Plan to certain executive officers to the extent that the amount of deductible income in a year to any such officer, together with his or her other compensation from us exceeds the $1 million dollar limitation of Section 162(m) of the Code. The Tax Cuts and Jobs Act repealed the performance-based exception to the deduction limit for remuneration that is deductible in tax years commencing after December 31, 2017.

New Plan Benefits.    If the proposed amendment to the 2019 Plan is approved by our stockholders, in the future, our Compensation Committee will have available additional shares of our common stock for awards under the 2019 Plan to eligible participants, including to our officers and directors. The benefits or amounts that will be received under the 2019 Plan by or allocated to each of (1) the named executive officers, (2) each of the nominees for election as a director, (3) all directors who are not executive officers of the company as a group, (4) all present executive officers as a group, and (5) all employees, including all other current officers, as a group are not determinable in advance because these grants are subject to the discretion of the Compensation Committee and/or our board of directors.

Securities Authorized for Issuance under Equity Compensation Plans

The following table provides information as of December 31, 2025 regarding equity compensation plans approved by our security holders. As of December 31, 2025, we had no awards outstanding under equity compensation plans that have not been approved by our security holders.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (excluding Securities reflected in Column (a))(1)
	(a)	(b)	(c)
Equity compensation plans approved by security holders	1,347,402 (2)	$3.34	1,188,962

____________

(1)      Consists of shares of common stock available for future issuance under the 2019 Plan.

(2)      Consists of 694 shares of common stock subject to outstanding equity awards under the 2010 Plan, 1,320,931 shares of common stock subject to outstanding equity awards under the 2019 Plan and 25,777 shares of common stock subject to outstanding options assumed by us in connection with the business combination with Peraso Technologies Inc. that was completed in December 2021.

New Plan Benefits Table

Because the Compensation Committee, in its discretion, will select the participants who receive awards and the timing, size and types of those awards, we cannot currently determine the awards that will be made to particular individuals or groups under the 2019 Plan, as proposed to be amended, other than with respect to non-employee directors. Under the Director Plan for our non-employee directors, each of our non-employee directors receives an annual award of restricted stock units with a value equal to $50,000. The Compensation Committee has not made any grants of awards under the 2019 Plan that are conditioned upon stockholder approval of the amendment to the 2019 Plan.

Required Vote

Approval of the amendment to the 2019 Plan to increase the number of shares currently reserved for issuance thereunder by 1,500,000 shares requires the affirmative vote of the holders of a majority of the shares that are represented by proxy at the Annual Meeting and entitled to vote on such matter (meaning that of the shares represented at the Annual Meeting and entitled to vote, a majority of them must be voted “FOR” Proposal No. 3 for it to be approved).

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE ‘‘FOR’’ APPROVAL OF THE AMENDMENT OF THE AMENDED AND RESTATED 2019 STOCK INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES CURRENTLY RESERVED FOR ISSUANCE BY AN ADDITIONAL 1,500,000 SHARES.

PROPOSAL NO. 4:
ADVISORY VOTE TO APPROVE NAMED EXECUTIVE
OFFICER COMPENSATION

We are providing stockholders with an advisory vote on named executive officer compensation, as required by Section 14A of the Exchange Act and SEC Rule 14a-21 (the “Say-on-Pay Vote”).

This Say-on-Pay Vote is advisory, and, therefore, not binding on the Company, the Compensation Committee, or our board of directors. However, our board of directors and our Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the compensation of our named executive officers, as disclosed in this proxy statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns. Our stockholders supported a three-year frequency for this advisory Say-on-Pay Vote at our 2023 annual meeting of stockholders. As described in detail under the heading “Executive Compensation — Compensation Discussion and Analysis,” our executive compensation program is designed to attract, motivate, and retain the named executive officers, who are critical to our success. Please read the Compensation Discussion and Analysis and the accompanying compensation tables in this proxy statement for additional information about our executive compensation program, including information about the compensation of the named executive officers in 2025. The Compensation Committee reviews our executive compensation program annually to ensure that it achieves the desired goal of aligning our executive compensation structure with the interests of our stockholders and current market practices.

We are asking our stockholders to indicate their support for the compensation of the named executive officers as described in this proxy statement. This Proposal No. 4 gives our stockholders the opportunity to express their views on the compensation of the named executive officers. Please note that this vote is not intended to address any specific item of compensation, but rather the overall compensation of the named executive officers and the philosophy, policies and practices described in this proxy statement.

Required Vote

An affirmative vote of the holders of a majority of the shares present or represented by proxy and entitled to vote on this matter will constitute approval of this proposal. As an advisory vote, the result of this Say-on-Pay Vote will not be binding on the board of directors or the Compensation Committee. The Say-on-Pay Vote will, however, provide us with important feedback from our stockholders about our executive compensation philosophy, objectives and program. The board of directors and the Compensation Committee value the opinions of our stockholders and expect to take into account the outcome of the vote when considering future executive compensation decisions and when evaluating the Company’s executive compensation program.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL NO. 4 FOR THE
APPROVAL, ON AN ADVISORY (NON-BINDING) BASIS,
OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL NO. 5:
APPROVE THE NASDAQ 20% CAP REMOVAL PROPOSAL

General Information

On June 30, 2026, the Company entered into the Purchase Agreement, as amended on July 10, 2026, and a related Registration Rights Agreement (the “Registration Rights Agreement”), each dated as of June 30, 2026, with Roth Principal Investments. On July 10, 2026, we entered into a letter agreement (the “Letter Agreement”) with Roth Principal Investments with respect to the Purchase Agreement, pursuant to which Roth Principal Investments agreed to adjust the purchase price discount for Pre-Market and Post-Market Purchases (defined below) to 5.0% of the VWAP (defined below). The terms of the Purchase Agreement remain otherwise unchanged.

Upon the terms and subject to the satisfaction of the conditions set forth in the Purchase Agreement, we have the right, in our sole discretion, to sell to Roth Principal Investments up to $25,000,000 of newly issued shares of our common stock, subject to certain conditions and limitations contained in the Purchase Agreement, from time to time during the term of the Purchase Agreement. Sales of common stock pursuant to the Purchase Agreement, and the timing of any sales, are solely at our option, and we are under no obligation to sell any securities under the Purchase Agreement.

Upon the initial satisfaction of each of the conditions to Roth Principal Investments’ purchase obligation set forth in the Purchase Agreement (the initial satisfaction of such conditions, the “Commencement,” and the date on which the Commencement occurred, the “Commencement Date,” which date was July 14, 2026), including that a registration statement registering under the Securities Act, the resale by Roth Principal Investments of shares of Common Stock issued to it by the Company under the Purchase Agreement, which the Company agreed to file with the SEC pursuant to the Registration Rights Agreement (the “Registration Statement”), is declared effective by the SEC (which effectiveness date was July 14, 2026), the Company has the right, but not the obligation, from time to time in its sole discretion over a period of up to 36 months from the Commencement Date, to direct Roth Principal Investments to purchase a specified number of shares of Common Stock, not to exceed certain limitations as set forth in the Purchase Agreement (each, a “Market Open Purchase”), by delivering written notice to Roth Principal Investments prior to the commencement of trading of the Common Stock on The Nasdaq Capital Market (“Nasdaq”) on any trading day (the “Purchase Date”), so long as (i) the closing sale price of the Common Stock on the trading day immediately prior to such Purchase Date is not less than $0.50 (the “Threshold Price”) and (ii) all shares of Common Stock subject to all prior Market Open Purchases and all prior Intraday Purchases (as defined below) effected by the Company under the Purchase Agreement (as applicable) have been received by Roth Principal Investments at such time and in the manner set forth in the Purchase Agreement.

The purchase price of the shares of common stock that we elects to sell to Roth Principal Investments in a Market Open Purchase pursuant to the Purchase Agreement will be determined by reference to the volume weighted average price of our common stock (“VWAP”) during the period (the “Market Open Purchase Valuation Period”) beginning at the official open (or “commencement”) of the regular trading session on Nasdaq on the applicable Purchase Date and ending at the earliest to occur of (i) such time of official close of the regular trading session, (ii) such time during such regular trading hour period, the trading volume threshold calculated in accordance with the Purchase Agreement is reached, and (iii) if we further specify in the applicable purchase notice for such Market Open Purchase that a “limit order discontinue election” shall apply to such Market Open Purchase, such time the trading price of our common stock on Nasdaq during such Market Open Purchase Valuation Period falls below the applicable minimum price threshold determined in accordance with the Purchase Agreement, less a fixed 3.0% discount to the VWAP for such Market Open Purchase Valuation Period.

In addition to the Market Open Purchases described above, we also have the right, but not the obligation (subject to the continued satisfaction of the purchase conditions contained in the Purchase Agreement), to direct Roth Principal Investments to purchase, on any trading day that would qualify as a Purchase Date on which the Company may elect to effect a Market Open Purchase, whether or not a Market Open Purchase is effected by the Company on such trading day, a specified number of shares of Common Stock, not to exceed certain limitations set forth in the Purchase Agreement that are similar to those applicable to Market Open Purchases (each, an “Intraday Purchase”), by timely delivering an irrevocable written notice of such Intraday Purchase to Roth Principal Investments after 10:00 a.m., New York City time (and after the Market Open Purchase Valuation Period for any earlier Market Open Purchase and the Intraday Purchase Valuation Period (defined below) for the most recent prior Intraday Purchase effected on the same Purchase Date, if applicable, have ended), and prior to 2:00 p.m., New York City time, on such Purchase Date (each, an “Intraday Purchase Notice”).

The per share purchase price for the shares of common stock that we elect to sell to Roth Principal Investments in an Intraday Purchase pursuant to the Purchase Agreement, if any, will be calculated in the same manner as in the case of a Market Open Purchase (including the same fixed 3.0% discount to the applicable VWAP used to calculate the per share purchase price for a Market Open Purchase, as described above), provided that the VWAP for each Intraday Purchase effected on a Purchase Date will be calculated over different purchase valuation periods during the regular trading session on Nasdaq on such Purchase Date than the Market Open Purchase Valuation Period applicable to a Market Open Purchase effected on such Purchase Date (if any), each of which will commence and end at different times on such Purchase Date and will not overlap with any other purchase valuation period on such Purchase Date (each, an “Intraday Purchase Valuation Period”).

In addition to the Market Open Purchases and Intraday Purchases described above, the Company also has the right, but not the obligation (subject to the continued satisfaction of the purchase conditions contained in the Purchase Agreement), to direct Roth Principal Investments to purchase, on any trading day that would qualify as a Purchase Date on which the Company may elect to effect a Market Open Purchase, whether or not a Market Open Purchase is effected by the Company on such trading day, a specified number of shares of common stock, not to exceed certain limitations set forth in the Purchase Agreement (each, a “Pre-Market Purchase”), by timely delivering an irrevocable written notice of such Pre-Market Purchase to Roth Principal Investments after 7:00 a.m., New York City time, and prior to 8:30 a.m., New York City time, on such Purchase Date (each, a “Pre-Market Purchase Notice”). The per share purchase price for the shares of common stock that we elect to sell to Roth Principal Investments in a Pre-Market Purchase pursuant to the Purchase Agreement, if any, will be determined by reference to the VWAP of our common stock over a purchase valuation period to be calculated in accordance with the Purchase Agreement, which period will not overlap with the valuation period for any other Purchase effected on the same Purchase Date, less a fixed 5.0% discount to such VWAP (such period, a “Pre-Market Purchase Valuation Period”).

In addition to the Market Open Purchases, Intraday Purchases and Pre-Market Purchases described above, we also have the right, but not the obligation (subject to the continued satisfaction of the purchase conditions contained in the Purchase Agreement), to direct Roth Principal Investments to purchase, on any trading day that would qualify as a Purchase Date on which we may elect to effect a Market Open Purchase, whether or not a Market Open Purchase is effected by us on such trading day, a specified number of shares of common stock, not to exceed certain limitations set forth in the Purchase Agreement (each, a “Post-Market Purchase”), by timely delivering an irrevocable written notice of such Post-Market Purchase to Roth Principal Investments after 4:05 p.m., New York City time, and prior to 5:00 p.m., New York City time, on such Purchase Date. The per share purchase price for shares of common stock that we elect to sell to Roth Principal Investments in a Post-Market Purchase, if any, will be determined by reference to the VWAP over a purchase valuation period calculated in accordance with the Purchase Agreement, which period will not overlap with the valuation period for any other Purchase effected on the same Purchase Date, less a fixed 5.0% discount to such VWAP.

There is no upper limit on the price per share that Roth Principal Investments could be obligated to pay for the common stock we may elect to sell to it under the Purchase Agreement. The purchase price per share of our common stock that we may elect to sell to Roth Principal Investments under the Purchase Agreement will be equitably adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction occurring during the applicable Purchase Valuation Period for such Market Open Purchase or during the applicable Intraday Purchase Valuation Period for such Intraday Purchase.

We will control the timing and amount of any sales of common stock to Roth Principal Investments that it may elect, in its sole discretion, to effect from time to time from and after the Commencement Date and during the term of the Purchase Agreement. Actual sales of shares of common stock to Roth Principal Investments under the Purchase Agreement will depend on a variety of factors to be determined by us from time to time, including, among other things, market conditions, the trading price of the common stock and determinations by us as to appropriate sources of funding.

Under the applicable Nasdaq rules, in no event may we issue to Roth Principal Investments under the Purchase Agreement more than 3,004,114 shares of common stock, which number of shares is equal to 19.99% of the shares of common stock issued and outstanding immediately prior to the execution of the Purchase Agreement

(the “Exchange Cap”), unless (i) we obtain stockholder approval to issue shares of common stock in excess of the Exchange Cap in accordance with applicable Nasdaq rules, or (ii) the average price per share paid by Roth Principal Investments for all of the shares of common stock that we direct Roth Principal Investments to purchase from us pursuant to the Purchase Agreement, if any, equals or exceeds $0.9853 (representing the sum of (i) $0.1664 and (ii) the lower of (a) the official closing price of the common stock on Nasdaq immediately preceding the execution of the Purchase Agreement and (b) the average official closing price of the common stock on Nasdaq for the five consecutive trading days immediately preceding the execution of the Purchase Agreement, in each case as adjusted in accordance with applicable Nasdaq rules), so that the Exchange Cap limitation will not apply to issuances and sales of common stock pursuant to the Purchase Agreement (the “Exchange Cap Price”).

In addition, we may not issue or sell any shares of common stock to Roth Principal Investments under the Purchase Agreement which, when aggregated with all other shares of common stock then beneficially owned by Roth Principal Investments and its affiliates (as calculated pursuant to Section 13(d) of the Exchange Act, and Rule 13d-3 thereunder), would result in Roth Principal Investments beneficially owning more than 4.99% of the outstanding shares of common stock.

The net proceeds from sales of common stock by us to Roth Principal Investments under the Purchase Agreement, if any, will depend on the frequency and prices at which we sell shares of common stock to Roth Principal Investments under the Purchase Agreement. We currently plan to use any net proceeds therefrom for working capital and general corporate purposes, including continued product development and expansion in the drone, defense and tactical communications markets.

There are no restrictions on future financings, rights of first refusal, participation rights, penalties or liquidated damages in the Purchase Agreement or Registration Rights Agreement, other than the early-termination payment described below and other than a prohibition (with certain limited exceptions) on entering into specified “Variable Rate Transactions” (as such term is defined in the Purchase Agreement) during the term of the Purchase Agreement. Such transactions include, among others, the issuance of convertible securities with a conversion or exercise price that is based upon or varies with the trading price of the common stock after the date of issuance, or the Company effecting or entering into an agreement to effect an “equity line of credit” or other substantially similar continuous offering with a third party, in which we may offer, issue or sell common stock or any securities exercisable, exchangeable or convertible into common stock at a future determined price.

Roth Principal Investments has agreed that during the term of the Purchase Agreement, none of Roth Principal Investments, any of its officers, or any entity managed or controlled by Roth Principal Investments, will enter into or effect, directly or indirectly, either for Roth Principal Investments’ own principal account or for the principal account of any such entity managed or controlled by Roth Principal Investments, any short sale (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of the common stock or any hedging transaction, which establishes a net short position with respect to the common stock.

The Purchase Agreement and the Registration Rights Agreement contain customary representations, warranties, conditions and indemnification obligations of the parties. The representations, warranties and covenants contained in such agreements were made only for the purposes of such agreements, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

The Purchase Agreement will automatically terminate on the earliest to occur of (i) the first day of the month following the 36-month anniversary of the Commencement Date, (ii) the date on which Roth Principal Investments shall have purchased from us under the Purchase Agreement shares of common stock for an aggregate gross purchase price of $25,000,000, (iii) the date on which the common stock shall have failed to be listed or quoted on Nasdaq or another U.S. national securities exchange identified as an “eligible market” in the Purchase Agreement for a period of one trading day, (iv) the 30th trading day after the date on which a voluntary or involuntary bankruptcy proceeding involving us has been commenced that is not discharged or dismissed prior to such 30th trading day, and (v) the date on which a bankruptcy custodian is appointed for all or substantially all of our property or we make a general assignment for the benefit of its creditors.

We have the right to terminate the Purchase Agreement at any time after Commencement upon 5 trading days’ prior written notice to Roth Principal Investments. We and Roth Principal Investments may also agree to terminate the Purchase Agreement by mutual written consent, provided that no termination of the Purchase Agreement will be effective during the pendency of any Market Open Purchase or any Intraday Purchase that has not then fully settled in accordance with the Purchase Agreement. Neither we nor Roth Principal Investments may assign or transfer any of our respective rights or obligations under the Purchase Agreement or the Registration Rights Agreement, and no provision of the Purchase Agreement (other than with respect to the Threshold Price) or the Registration Rights Agreement may be modified or waived by us or Roth Principal Investments from and after the date that is one trading day immediately preceding the date on which the initial Registration Statement is first filed with the SEC.

We will not incur any termination penalty upon terminating the Purchase Agreement, except that if we terminate the Purchase Agreement within 90 days following the effective date of the Registration Statement, we will be obligated to pay Roth Principal Investments, in cash within three business days of such termination, the amount, if any, by which $500,000 exceeds the aggregate amount of the Commitment Fee previously withheld by Roth Principal Investments from the purchase prices paid for shares of common stock.

As consideration for Roth Principal Investments’ commitment to purchase shares of our common stock at our direction upon the terms and subject to the conditions set forth in the Purchase Agreement, we agreed to pay Roth Principal Investments a cash commitment fee of $500,000 (the “Commitment Fee”), which Commitment Fee is equal to 2% of Roth Principal Investments’ $25,000,000 total aggregate dollar amount purchase commitment under the Purchase Agreement. The Commitment Fee will be paid over time by Roth Principal Investments withholding cash amounts equal to 10% of the total aggregate purchase price payable by Roth Principal Investments to us in connection with each Purchase of shares of common stock effected under the Purchase Agreement, until such time as Roth Principal Investments shall have received the entire Commitment Fee.

In addition, we agreed to reimburse Roth Principal Investments for the reasonable legal fees and disbursements of Roth Principal Investments’ legal counsel in connection with the transactions contemplated by the Purchase Agreement and the Registration Rights Agreement in an amount equal to $100,000, payable upon execution of the Purchase Agreement and Registration Rights Agreement. We also agreed to reimburse Roth Principal Investments up to $7,500 per fiscal quarter for the reasonable legal fees and disbursements of Roth Principal Investments’ legal counsel in connection with quarterly and annual bring-down due diligence investigations and related matters, as contemplated by the Purchase Agreement.

Roth Principal Investments is an affiliate of Roth Capital Partners, LLC (“RCP”), a registered broker-dealer and member of the Financial Industry Regulatory Authority, Inc. (“FINRA”). RCP will act as an executing broker that will effectuate resales of common stock that may be acquired by Roth Principal Investments from the Company pursuant to the Purchase Agreement to the public. Because Roth Principal Investments will receive all the net proceeds from such resales of common stock made to the public through RCP, RCP is deemed to have a “conflict of interest” within the meaning of FINRA Rule 5121. Consequently, the Company engaged Digital Offering, LLC, a registered broker-dealer and FINRA member (“Digital Offering”), to be the qualified independent underwriter in connection with the offering registered under the Registration Statement and, in such capacity, participate in the preparation of the Registration Statement and exercise the usual standards of “due diligence” with respect thereto, in order for such offering to be in full compliance with the applicable FINRA rules and regulations, including FINRA Rule 5121. We agreed to reimburse Roth Principal Investments for the fees and expenses of Digital Offering up to $50,000, as consideration for its services in connection with acting as the qualified independent underwriter in the offering registered under the Registration Statement. Digital Offering will receive no other compensation for acting as the qualified independent underwriter in connection with such offering.

To date, we have not sold any shares of common Stock to Roth Principal Investments pursuant to the Purchase Agreement.

The Purchase Agreement is intended to provide us with flexible access to capital, at our discretion, to support working capital needs and general corporate purposes. We determine when, and in what amounts, shares may be sold under the Purchase Agreement, and we are under no obligation to sell any shares to Roth Principal Investments.

The foregoing descriptions of the Purchase Agreement and the Registration Rights Agreement are not complete and are qualified in their entirety by reference to the full text of: (i) the Purchase Agreement and Registration Rights Agreement, copies of which are attached as Exhibit 10.1 and 10.2, respectively, to the Current Report on Form 8-K that we filed with the SEC on July 2, 2026, and (ii) the Letter Agreement, a copy of which is attached as Exhibit 10.1 to the Current Report on Form 8-K that we filed with the SEC on July 10, 2026, each of which is incorporated by reference herein.

Exchange Cap

As discussed above, we are prohibited from selling shares of common stock to Roth Principal Investments to the extent that such sales would result in us exceeding the Exchange Cap (subject to our ability to sell shares for more than the Exchange Cap Price), without prior stockholder approval. As such, we are seeking stockholder approval pursuant to this NASDAQ 20% Cap Removal Proposal for the elimination of the Exchange Cap.

For the sake of clarity, approval of this proposal by stockholders at the Annual Meeting will be deemed the approval of all shares of common stock issuable pursuant to the terms of the Purchase Agreement.

Why do we need Stockholder Approval?

Our common stock is listed on Nasdaq and, as such, we are subject to the Nasdaq Listing Rules. Nasdaq Listing Rule 5635(d) is referred to as the “Nasdaq 20% Rule.” In order to issue shares of common stock in excess of the Exchange Cap, we are seeking stockholder approval for elimination of the Exchange Cap to permit the issuance of more than 20% of our outstanding common stock pursuant to the terms of the Purchase Agreement.

The Nasdaq 20% Rule requires that an issuer obtain stockholder approval prior to certain issuances of common stock or securities convertible into or exchangeable for common stock at a price less than the greater of market price or book value of such securities if such issuance equals 20% or more of the common stock or voting power of the issuer outstanding before the transaction.

Pursuant to the Purchase Agreement, in no event may we issue or sell to Roth Principal Investments a number of shares equal to more than 19.99% of the shares of common stock issued and outstanding immediately prior to the execution of the Purchase Agreement, unless (i) we obtain stockholder approval to issue shares of common stock in excess of the Exchange Cap in accordance with applicable Nasdaq rules, or (ii) the average price per share paid by Roth Principal Investments for all of the shares of common stock that we direct Roth Principal Investments to purchase pursuant to the Purchase Agreement, if any, equals or exceeds the Exchange Cap Price, so that the Exchange Cap limitation will not apply to issuances and sales of common stock pursuant to the Purchase Agreement.

In order to fully utilize the $25,000,000 maximum aggregate purchase price available under the Purchase Agreement, we are required to obtain stockholder approval pursuant to Nasdaq Listing Rule 5635(d) to permit issuances of our common stock (including the issuance of more than 19.99% of our common stock) to Roth Principal Investments pursuant to the Purchase Agreement.

Accordingly, we are seeking stockholder approval for the issuance of shares of our common stock under the Purchase Agreement in excess of the Exchange Cap, as required by Nasdaq Listing Rule 5635(d).

Nasdaq Minimum Bid Price Notice

On July 21, 2026, we received a letter from the Listing Qualifications Staff of Nasdaq indicating that, based on the closing bid price of our common stock for the 30 consecutive business days ended July 20, 2026, we no longer satisfy the minimum bid price requirement of $1.00 per share under Nasdaq Listing Rule 5550(a)(2). We have been provided a period of 180 calendar days, or until January 19, 2027, to regain compliance, which requires the closing bid price of our common stock to be at least $1.00 per share for a minimum of ten consecutive business days during that period. If we do not regain compliance within that period, we may be eligible for an additional 180-calendar-day compliance period, provided we meet the market value of publicly held shares requirement and all other initial listing standards for the Nasdaq Capital Market (other than the bid price requirement) and provide written notice to Nasdaq of our intent to cure the deficiency during that second period by effecting a reverse stock split, if necessary. This notice does not result in the immediate delisting of our common stock, and we are monitoring the closing bid price of our common stock and considering our available options.

This notice is directly relevant to the NASDAQ 20% Cap Removal Proposal. Because the number of shares issuable under the Purchase Agreement at any given closing increases as our stock price decreases, our ability to raise capital under the Purchase Agreement above the Exchange Cap becomes more important, and more dilutive, the lower our stock price is, including if our stock price remains below the $1.00 minimum bid price. In addition, if we effect a reverse stock split in order to regain compliance with the minimum bid price requirement, the number of outstanding shares, the Exchange Cap, the Exchange Cap Price and the illustrative dilution table set forth below would each be adjusted accordingly, as provided in the Purchase Agreement, and would differ from the figures presented in this proxy statement, which do not give effect to any potential future reverse stock split.

What is the Effect on Current Stockholders if the NASDAQ 20% Cap Removal Proposal is Approved?

If stockholders approve the NASDAQ 20% Cap Removal Proposal, we may sell shares of common stock pursuant to the Purchase Agreement in excess of the Exchange Cap, regardless of the price at which such shares of common stock are sold, subject in all cases to the terms of the Purchase Agreement. The issuance of shares of common stock pursuant to the terms of the Purchase Agreement will have a dilutive effect on the existing stockholders, including the voting power and economic rights of the existing stockholders, and may result in a decline in our stock price or greater price volatility. Further, any sales in the public market of our shares of common stock could adversely affect prevailing market prices of our shares of common stock. The issuance of shares of common stock in connection with the Purchase Agreement could also have an anti-takeover effect. Such issuance could dilute the voting power of a person seeking control of the Company, thereby deterring or rendering more difficult a merger, tender offer, proxy contest, election of members to the board of directors or an extraordinary corporate transaction opposed by us.

Because the price per share to be paid by Roth Principal Investments for each share of common stock sold pursuant to the Purchase Agreement will be based on the VWAP of our common stock during the applicable valuation period (as discussed above), less a 3.0% discount, the number of shares of common stock that we may sell pursuant to the Purchase Agreement will depend on the VWAP of our common stock as of each closing and we cannot predict the number of shares of common stock that we may issue pursuant to the Purchase Agreement in the future, or the price at which we may issue such shares. However, the issuance of shares of common stock that we may sell to Roth Principal Investments pursuant to the Purchase Agreement could result in significant dilution to our holders of our common stock.

The following table illustrates the potential dilutive effect of the NASDAQ 20% Cap Removal Proposal at varying assumed purchase prices, showing the number of shares of common stock we would need to issue to Roth Principal Investments to fully utilize the $25,000,000 available under the Purchase Agreement at each assumed price, and the resulting percentage of our outstanding common stock that such issuance would represent:

Assumed Average Purchase Price Per Share	Number of Shares Issuable to Fully Utilize the $25,000,000 Purchase Agreement(1)	Percentage of Outstanding Shares After Giving Effect to the Issuance(2)
$0.60	41,666,666	73.4%
$0.80	31,250,000	67.4%
$0.83(3)	30,120,481	66.6%
$1.20	20,833,333	57.9%
$1.40	17,857,142	54.1%

____________

(1)      Assumes we sell shares to Roth Principal Investments at each assumed purchase price until we have received the full $25,000,000 available under the Purchase Agreement (before giving effect to any prior sales, the Exchange Cap, or the 4.99% Beneficial Ownership Limitation described above).

(2)      The denominator is based on 15,120,462 shares of our common stock and Exchangeable Shares outstanding as of July 20, 2026, adjusted to include the number of shares shown in the adjacent column that we would have issued to Roth Principal Investments at the corresponding assumed purchase price.

(3)      The closing sale price of our common stock on Nasdaq on June 29, 2026, the trading day immediately preceding execution of the Purchase Agreement.

What is the Effect on Current Stockholders if the NASDAQ 20% Cap Removal Proposal is not Approved?

If the NASDAQ 20% Cap Removal Proposal is not approved we will not be able to sell any additional shares of common stock under the Purchase Agreement, unless such sales are at a price greater than the Exchange Cap Price.

Such restriction may prevent us from raising additional funding under the Purchase Agreement, which could prevent us from raising sufficient capital to support our operations and business plans and/or force us to seek out alternative capital which may be on terms less favorable to us compared to the terms of the Purchase Agreement, or create more dilution than sales under the Purchase Agreement would.

Where can I find more information regarding the Purchase Agreement?

The above descriptions set forth the material terms of the Purchase Agreement. A copy of the Purchase Agreement was filed as an exhibit to the Current Report on Form 8-K filed with the SEC on July 2, 2026, and a copy of the Letter Agreement was filed as an exhibit to the Current Report on Form 8-K filed with the SEC on July 10, 2026.

Required Vote

Approval of the Nasdaq 20% Cap Removal Proposal requires the affirmative vote of the holders of a majority of the shares that are represented by proxy at the Annual Meeting and entitled to vote on such matter (meaning that of the shares represented at the Annual Meeting and entitled to vote, a majority of them must be voted “FOR” Proposal No. 5 for it to be approved).

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL NO. 5 FOR THE APPROVAL OF THE NASDAQ 20% CAP REMOVAL PROPOSAL.

PROPOSAL NO. 6:
APPROVE ONE OR MORE ADJOURNMENTS OF THE ANNUAL MEETING
IN CERTAIN CIRCUMSTANCES

We are asking our stockholders to approve a proposal that will allow us to adjourn the Annual Meeting to a later date or dates to solicit additional proxies if there are insufficient votes to approve any of the foregoing proposals or if we do not have a quorum at the Annual Meeting. If our stockholders approve this proposal, we could adjourn the Annual Meeting and any reconvened session of the Annual Meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from stockholders that have previously returned properly executed proxies voting against approval of any of the foregoing proposals in this proxy statement. Among other things, approval of this proposal could mean that, even if we had received proxies representing a sufficient number of votes against approval of any of the foregoing proposals, such that any of the proposals would be defeated, we could adjourn the Annual Meeting without a vote on the approval of such proposal and seek to convince the holders of those shares to change their votes to votes in favor of approval of that proposal. Additionally, we may seek to adjourn the Annual Meeting if a quorum is not present at the Annual Meeting.

If a quorum is not present at the Annual Meeting, Article II, Section 2.7 of our bylaws also permits the chairman of the Annual Meeting to adjourn any meeting of stockholders, from time to time, whether or not there is a quorum.

In any event, our board of directors believes that it is in the best interests of the Company and our stockholders to be able to adjourn the Annual Meeting to a later date or dates if necessary or appropriate for the above-referenced reasons.

Required Vote

Approval to adjourn the Annual Meeting to a later date or dates to solicit additional proxies if there are insufficient votes to approve any of the foregoing proposals or in the absence of a quorum requires the affirmative vote of the holders of a majority of the shares that are represented by proxy at the Annual Meeting and entitled to vote on such matter (meaning that of the shares represented at the Annual Meeting and entitled to vote, a majority of them must be voted “FOR” Proposal No. 6 for it to be approved).

OUR BOARD OF DIRECTORS RECOMMENDS YOU VOTE “FOR” ALLOWING THE BOARD OF DIRECTORS TO ADJOURN THE ANNUAL MEETING TO A LATER DATE, OR DATES, IF NECESSARY OR APPROPRIATE TO SOLICIT ADDITIONAL PROXIES IF THERE ARE INSUFFICIENT VOTES TO APPROVE ANY OF THE FOREGOING PROPOSALS OR IN THE ABSENCE OF A QUORUM.

STOCKHOLDER PROPOSALS FOR 2027 ANNUAL MEETING OF STOCKHOLDERS

Deadline for Stockholder Proposals to be Considered for Inclusion in the Company’s Proxy Materials Pursuant to Rule 14a-8. To be considered for inclusion in our proxy statement relating to the 2027 annual meeting of stockholders pursuant to Rule 14a-8 of Regulation 14A under the Exchange Act, stockholder proposals must be received no later than April 12, 2027. Such proposals should be delivered to Peraso Inc., Attn: Secretary, 2033 Gateway Place, Suite 500, San Jose, California 95110.

Requirements for Stockholder Nominations for Director and Stockholder Proposals Outside of Rule 14a-8 to be brought before the Annual Meeting. To be timely for the 2027 annual meeting of stockholders, a stockholder’s notice containing the information specified in our bylaws must be delivered or mailed to and received by our secretary at our principal executive offices not less than 90 nor more than 120 calendar days in advance of the anniversary of the previous year’s annual meeting of stockholders, or, between May 13, 2027 and June 12, 2027, except that if no annual meeting of stockholders was held in the previous year or the date of the annual meeting is more than 30 calendar days earlier than the date contemplated at the time of the previous year’s proxy statement, notice by the stockholders to be timely must be not later than the close of business on the 10th day following the day on which the date of the annual meeting is publicly announced. A stockholder’s notice to our secretary must set forth the information required by our bylaws with respect to each matter the stockholder proposes to bring before the annual meeting. In addition to complying with the advance notice provisions of our bylaws, to nominate a director, stockholders must give timely notice that complies with the additional requirements of Rule 14a-19 under the Exchange Act, which must be received no later than July 12, 2027. A copy of the full text of our bylaws, including the provisions dealing with stockholder proposals and stockholder nominations, is available to stockholders upon written request to Peraso Inc., Attn: Secretary, 2033 Gateway Place, Suite 500, San Jose, California 95110.

In addition, the proxy solicited by the board of directors for the 2027 annual meeting of stockholders will confer discretionary authority to vote on (1) any untimely proposal presented by a stockholder at that meeting and (2) any proposal made in accordance with the bylaw provisions, if the proxy statement briefly describes the matter and how management’s proxy holders intend to vote on it, and if the stockholder does not comply with the requirements of Rule 14a-4(c)(2) under the Exchange Act.

OTHER MATTERS

Our board of directors knows of no other matters to be presented for stockholder action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting, or any adjournments or postponements thereof, our board of directors intends that the persons named in the proxies will vote upon such matters in accordance with the best judgment of the proxy holders, as indicated on the enclosed proxy.

Whether or not you intend to be present at the meeting, you are urged to fill out, sign, date and return the enclosed proxy at your earliest convenience.

BY ORDER OF THE BOARD OF DIRECTORS
/s/ Ronald Glibbery
Ronald Glibbery Chief Executive Officer

San Jose, California
August 10, 2026

PERASO INC. 2033 Gateway Place, Suite 500 SAN JOSE, CA 95110 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 09/09/2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/PRSO2026 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 09/09/2026. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. NAME THE COMPANY NAME INC. - COMMON THE COMPANY NAME INC. - CLASS A THE COMPANY NAME INC. - CLASS B THE COMPANY NAME INC. - CLASS C THE COMPANY NAME INC. - CLASS D THE COMPANY NAME INC. - CLASS E THE COMPANY NAME INC. - CLASS F THE COMPANY NAME INC. - 401 K CONTROL # SHARES 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: PAGE 1 OF 2 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. For All Withhold All For All Except The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01) Ronald Glibbery 02) Cornelis Links 03) Andreas Melder 04) Robert Newell The Board of Directors recommends you vote FOR proposals 2, 3, 4, 5 and 6. 02) For All Withhold All For All Except 2. The ratification of the appointment of Weinberg & Company, P.A. as independent registered public accounting firm for the fiscal year ending December 31, 2026. 3. Approval of the amendment of the Amended and Restated 2019 Stock Incentive Plan to increase the available share reserve by 1,500,000 shares. 4. Approval, on an advisory basis, of the compensation of our named executive officers. 5. Approval, in accordance with Section 5635(d) of the Listing Rules of the Nasdaq Stock Market LLC, of the issuance of shares of our common stock, pursuant to the terms of a Common Stock Purchase Agreement with Roth Principal Investments, LLC dated June 30, 2026. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 6. Approval of one or more adjournments of the Annual Meeting in certain circumstances. NOTE: To act upon all other business that may properly come before the Annual Meeting of Stockholders, including any adjournment of the Annual Meeting Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 Signature [PLEASE SIGN WITHIN BOX] Date JOB #Signature (Joint Owners) Date SHARES CUSIP # SEQUENCE #

PERASO INC. Annual Meeting of Stockholders September 10, 2026 9:00 AM PT This proxy is solicited by the Board of Directors The undersigned, revoking any proxy previously given, hereby appoints Messrs. Ronald Glibbery and James Sullivan as proxies, with the full power of substitution, to vote the shares of the undersigned, as directed on this Proxy Card, and to vote the shares of the undersigned in their discretion with respect to other matters that properly come before the 2026 Annual Meeting of Stockholders of Peraso Inc. on September 10, 2026, and any adjournment of the Annual Meeting. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the recommendations of the Board of Directors. Continued and to be signed on reverse side Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Proxy Statement and Form 10-K are available at www.proxyvote.com